                                                                  Exhibit 10.23

--------------------------------------------------------------------------------

                            ASSET PURCHASE AGREEMENT




                                  by and among



                               ICONIXX CORPORATION
                                   ("Iconixx")


                          ICONIXX WEB DEVELOPMENT, INC.
                                    ("Buyer")



                       INTERNET INFORMATION SERVICES, INC.
                                 (the "Company")



                                       and



                      THE MAJORITY SHAREHOLDERS OF INTERNET
                           INFORMATION SERVICES, INC.
                          (the "Majority Shareholders")


                              Dated March 23, 2000

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                            Page
                                                                            ----

RECITALS......................................................................1
ARTICLE I DEFINITIONS.........................................................2
      1.1.     Definitions....................................................2
ARTICLE II ASSET PURCHASE.....................................................7
      2.1.     Asset Purchase.................................................7
               (a)  Cash, Cash Equivalents and Investments....................7
               (b)  Customer Deposits and Accounts Receivable.................7
               (c)  Real Property.............................................7
               (d)  Business, Equipment and Supplies..........................8
               (e)  Contracts and Other Agreements Relating to the Business...8
               (f)  Books, Records, Lists and Other Data......................8
               (g)  Employment Agreements and Employee Relationships..........8
               (h)  Licenses, Permits.........................................8
               (i)  Prepayments...............................................8
               (j)  Intellectual Property.....................................8
               (k)  General Intangibles.......................................8
               (l)  Insurance.................................................9
               (m)  Other Assets..............................................9
      2.2      Excluded Assets................................................9
      2.3      Assumed Liabilities............................................9
      2.4      Excluded Liabilities...........................................9
      2.5      Title to the Purchased Assets:  Documents of Conveyance........11
      2.6      Purchase Price; Allocation of Purchase Price...................11
      2.7      Payment of Purchase Price......................................11
      2.8      Funded Indebtedness Adjustment.................................12
      2.9      Adjustment in Cash Purchase Price..............................12
      2.10     Closing........................................................12
      2.11     Escrow Arrangements............................................12
      2.12     Closing Audit..................................................13
      2.13     Post-Closing Net Working Capital Adjustment....................13
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE
 COMPANY AND THE MAJORITY SHAREHOLDERS........................................14
      3.1.     Capitalization.................................................14
      3.2.     No Liens on Purchased Assets...................................14
      3.3.     Subsidiaries...................................................14
      3.4.     Brokers........................................................15
      3.5.     Due Organization...............................................15
      3.6.     Due Authorization..............................................15
      3.7.     Financial Statements...........................................15
      3.8.     Certain Actions................................................16

      3.9.     Properties.....................................................17
      3.10.    Licenses and Permits...........................................18
      3.11.    Intellectual Property..........................................18
      3.12.    Compliance with Laws...........................................19
      3.13.    Insurance......................................................19
      3.14.    Employee Benefit Plans.........................................19
      3.15.    Contracts and Agreements.......................................21
      3.16.    Claims and Proceedings.........................................21
      3.17.    Taxes..........................................................21
      3.18.    Personnel......................................................23
      3.19.    Business Relations.............................................23
      3.20.    Accounts Receivable; Accounts Payable; Customer Deposits;
               Customer Revenues and Deferred Revenues........................24
      3.21.    Bank Accounts; Investments.....................................24
      3.22.    Customer Claims................................................24
      3.23.    Affiliated Transactions........................................25
      3.24.    Funded Indebtedness; Letters of Credit; Undisclosed
                Liabilities...................................................25
      3.25.    Year 2000......................................................25
      3.26.    Information Furnished..........................................26
ARTICLE IV BUYER'S AND ICONIXX'S REPRESENTATIONS AND WARRANTIES...............26
      4.1.     Due Organization of Iconixx and Buyer..........................26
      4.2.     Due Authorization..............................................26
      4.3.     No Brokers.....................................................27
      4.4.     Iconixx Financial Statements...................................27
      4.5.     Capital Stock and Related Matters..............................27
      4.6.     Authorization of the Stock.....................................27
      4.7.     Stock Option Plan..............................................27
      4.8.     Claims and Proceedings.........................................28
      4.9.     Taxes..........................................................28
ARTICLE V PRE-CLOSING COVENANTS OF THE COMPANY, ICONIXX,
 BUYER AND THE MAJORITY SHAREHOLDERS..........................................29
      5.1.     Consents of Others.............................................29
      5.2.     Stockholders' Efforts..........................................29
      5.3.     Powers of Attorney.............................................29
      5.4.     Conduct of Business Pending Closing............................30
      5.5.     Access Before Closing..........................................30
ARTICLE VI POST-CLOSING COVENANTS.............................................31
      6.1.     General........................................................31
      6.2.     Transition.....................................................31
      6.3.     Confidentiality................................................31
      6.4.     Timothy Meinhardt Not to Compete...............................31
      6.5      Christopher Clark Employment and Covenant Not to Compete.......32
      6.6      Access to Records After Closing................................32
      6.7      Assignment of Contracts........................................33

      6.8      Change of Name.................................................33
      6.9.     Litigation Support.............................................33
      6.10.    Audits.........................................................34
      6.11.    Minimum Cash as of the Closing.................................34
      6.12.    Iconixx's Stock Options........................................34
      6.13.    Disposition of Company Benefit Plans...........................34
ARTICLE VII CONDITIONS TO OBLIGATIONS OF PARTIES TO CONSUMMATE CLOSING........35
      7.1.     Conditions to Iconixx's and Buyer's Obligations................35
      7.2.     Conditions to the Stockholders' and the Company's Obligations..37
ARTICLE VIII INDEMNIFICATION..................................................38
      8.1.     Indemnification by the Stockholders............................38
      8.2.     Defense of Claims..............................................38
      8.3.     Escrow Claim...................................................39
      8.4.     Tax Audits, Etc................................................39
      8.5.     Indemnification of Stockholders................................39
      8.6.     Limits on Indemnification......................................40
ARTICLE IX TERMINATION........................................................41
      9.1.     Termination....................................................41
      9.2.     Effect of Termination..........................................41
ARTICLE X MISCELLANEOUS.......................................................42
      10.1.    Modifications..................................................42
      10.2.    Notices........................................................42
      10.3.    Counterparts; Facsimile Transmission...........................44
      10.4.    Expenses.......................................................44
      10.5.    Binding Effect; Assignment.....................................44
      10.6.    Entire and Sole Agreement......................................44
      10.7.    Governing Law..................................................44
      10.8.    Survival of Representations, Warranties and Covenants..........45
      10.9.    Invalid Provisions.............................................45
      10.10.   Public Announcements...........................................45
      10.11.   Remedies Cumulative............................................45
      10.12.   Third Parties..................................................45
      10.13.   No Strict Construction.........................................45
      10.14.   Disclosure Schedules...........................................46

LIST OF EXHIBITS

Exhibit A            Form of Escrow Agreement
Exhibit B            Form of Bill of Sale, Assignment and Assumption Agreement
Exhibit C            Company's Account and Wire Transfer Instructions (ss.2.4)
Exhibit D-1          Articles of Incorporation of the Company
Exhibit D-2          Bylaws of the Company
Exhibit D-3          Qualified Jurisdictions
Exhibit E            Certificate of Incorporation of Iconixx
Exhibit F-1          Form of Clark Employment Agreement
Exhibit F-2          Form of Noncompete/Nonsolicitation Agreement
Exhibit G            Opinion of Shareholders' Counsel
Exhibit H            Opinion of Counsel for Iconixx and Buyer
Exhibit I            Form of Side Letter Agreement between Buyer and the Company


DISCLOSURE SCHEDULES
LEASES SCHEDULE
ICONIXX CAPITALIZATION SCHEDULE
EMPLOYEE SCHEDULE

                            ASSET PURCHASE AGREEMENT


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of March 23, 2000, by and among ICONIXX CORPORATION, a Delaware corporation ("Iconixx"), ICONIXX WEB DEVELOPMENT, INC., a Maryland corporation ("Buyer"), INTERNET INFORMATION SERVICES, INC., a Maryland corporation (the "Company" or "Seller"); and CHRISTOPHER CLARK and TIMOTHY I. MEINHARDT (collectively, the "Majority Shareholders").


                                    Recitals
                                    --------

     A. Pursuant to this Agreement, the Company, which is engaged in the business of providing information technology and enterprise resource consulting, web-site design and software services in the United States to third parties (the "Business"), will be acquired by Buyer pursuant to an acquisition of substantially all of the assets of the Company (the "Acquisition"), which assets do not include those used in and owned by the Company's former subsidiary IIS Systems, Inc. (the "Hardware/Software Business"), certain domain names, and the Office Lease (as defined herein and which is the subject of the Side Letter Agreement in substantially the form attached hereto as Exhibit I).
                                                       ---------

     B. On the date of this Agreement, the Company's capitalization consists of 4,000,000 shares of common stock, $.01 par value, 3,200,000 of which are outstanding (the "Company Shares"), 2,850,000 of which are owned by the Majority Shareholders.

     C. Buyer, a wholly-owned subsidiary of Iconixx, desires to purchase from the Company and the Company desires to sell to Buyer, substantially all of the Company's assets used in the operation of the Business on the terms and subject to the conditions set forth in this Agreement.

     D. In connection with its purchase of assets from the Company, Buyer desires to assume certain of the liabilities and obligations of the Company relating to the Business (and no others), all as more specifically set forth herein.

                                    Agreement
                                    ---------

     NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     1.1. Definitions. In this Agreement, the following terms have the meanings
          -----------
specified or referred to in this Section 1.1 and shall be equally applicable to
                                 -----------
both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement.

     "Acquisition" has the meaning specified in Recital A of this Agreement.
                                                ---------

     "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by or is under common control with such first Person.

     "Assumed Liabilities" has the meaning specified in Section 2.3.
                                                        -----------

     "Audited Closing Financial Statements" has the meaning specified in Section 2.12.
----

     "Business" has the meaning specified in Recital A of the Agreement.
                                             ---------

     "Buyer" has the meaning specified in the first paragraph of this Agreement.

     "Cash Purchase Price" shall have the meaning assigned to such term in
Section 2.2(a).
--------------

     "Closing" means the closing of the Acquisition.

     "Closing Date" has the meaning specified in Section 2.10.
                                                 ------------

     "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, Section 4980B of the Code, Title I, Part 6 of ERISA, and any regulations and proposed regulations thereunder.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Common Stock" means the common stock, par value $.01 per share, of Iconixx.

     "Company" has the meaning specified in the first paragraph of this Agreement.

     "Company Office Lease" has the meaning specified in Section 2.2.
                                                         -----------

     "Company Shares" has the meaning specified in Recital B of the Agreement.
                                                   ---------

     "Confidential Information" means (i) the terms and provisions of this Agreement and the Acquisition and (ii) all confidential information (for purposes of this Agreement, confidential information shall refer to all information which is the subject of reasonable efforts by the Company to maintain its non-public character or to otherwise prevent such information from becoming widely known) and trade secrets of the Company or its Affiliates including, without limitation, any of the same comprising the identity, lists or descriptions of any customers, referral sources or organizations; financial statements, cost reports or other financial information; contract proposals, or bidding information; business plans and training and operations methods and manuals; personnel records; fee structure; and management systems, policies or procedures, including related forms and manuals. Confidential Information shall not include any information (a) which is disclosed pursuant to subpoena or other legal process, (b) which has been publicly disclosed, or (c) which is subsequently disclosed to any third party not in breach of a confidentiality agreement.

     "Contracts" has the meaning specified in Section 3.15.
                                              ------------

     "Court Order" means any judgment, order, award or decree of any foreign, federal, state, local or other court or tribunal and any award in any arbitration proceeding.

     "Disclosure Schedules" shall mean the Disclosure Schedules attached to this Agreement pursuant to which exceptions to the Majority Shareholders' and the Company's specific representations and warranties set forth in Article III (and
                                                               -----------
listed on a Section-by-Section basis) are disclosed to Buyer and Iconixx pursuant to said Article III, and pursuant to which exceptions to Buyer's and
                 -----------
Iconixx's specific representations and warranties set forth in Article IV (and
                                                               ----------
listed on a Section-by-Section basis) are disclosed to the Majority Shareholders and the Company pursuant to Article IV.
                            ----------

     "Effective Date" means the close of business on March 31, 2000.

     "Employee" has the meaning specified in Section 5.3.
                                             -----------

     "Encumbrance" means any lien, claim, charge, security interest, mortgage, pledge, easement, conditional sale or other title retention agreement, defect in title or restrictive covenant.

     "Environmental and OSHA Obligations" has the meaning specified in
Section 3.12.
------------

     "Equipment" has the meaning specified in Section 2.1(d).
                                              --------------

     "Equitable Exceptions" shall have the meaning specified in Section 3.6.
                                                                -----------

     "Equity Agreements" means (i) the Stockholders Agreement dated August 12, 1999 between Iconixx and its Stockholders and (ii) the Registration Rights Agreement dated August 12, 1999 between Iconixx and its Stockholders.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" means First Union National Bank, N.A.

     "Escrow Agreement" means the Escrow Agreement to be executed by and among the Majority Shareholders, Buyer, Iconixx and the Escrow Agent in the form of Exhibit A.
---------

     "Escrow Period" has the meaning specified in Section 2.11.
                                                  ------------

     "Escrow Sum" has the meaning specified in Section 2.11.
                                               ------------

     "Excluded Assets" has the meaning specified in Section 2.2.
                                                    -----------

     "Excluded Liabilities" has the meaning specified in Section 2.4.
                                                         -----------

     "Financial Statements" has the meaning specified in Section 3.7.
                                                         -----------

     "Force Majeure" shall mean any failure or delay caused by acts of god, flood, fire, war or terrorism or any failure or delay caused by a governmental blockage of all currency transactions between a foreign Governmental Body and the United States of America.

     "Funded Indebtedness" means all (i) indebtedness of the Company for borrowed money or other interest-bearing indebtedness; (ii) capital lease obligations of the Company; (iii) obligations of the Company to pay the deferred purchase or acquisition price for goods or services, other than trade accounts payable in the ordinary course of business; (iv) indebtedness of others guaranteed by the Company or secured by an Encumbrance on the Company's property; (v) letters of credit or similar obligations; and (vi) indebtedness of the Company under extended credit terms of more than 60 days from vendors provided to the Company.

     "GAAP" shall mean generally accepted accounting principles, consistently applied.

     "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body having jurisdiction over the Company and/or the Majority Shareholders.

     "Governmental Permits" has the meaning specified in Section 3.10.
                                                         ------------

     "Iconixx" has the meaning specified in the first paragraph of this Agreement.

     "Iconixx Material Adverse Change" has the meaning specified in Section 4.4.
                                                                    -----------

     "Iconixx Material Adverse Effect" has the meaning specified in Section 4.8.
                                                                    -----------

     "IRS" means the Internal Revenue Service.

     "Indemnifiable Costs" has the meaning specified in Section 8.1.
                                                        -----------

     "Indemnified Parties" has the meaning specified in Section 8.1.
                                                        -----------

     "Intellectual Property" shall mean all of the following as they are related primarily to the Business: (i) patents, patent applications, patent disclosures and inventions

(whether or not patentable and whether or not reduced to practice); (ii) trademarks, service marks, trade dress, trade names, corporate or company names, logos, slogans and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations, applications and renewals for any of the foregoing; (v) trade secrets, confidential information and know-how (including but not limited to ideas, formulae, compositions, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, business and marketing plans, and customer and supplier lists and related information); and (vi) computer software (including but not limited to data, data bases and documentation).

     "Investments" means short-term investments in any funds, accounts, securities, certificates of deposit or instruments of any Person which are (i) included as short-term investments on a balance sheet in accordance with GAAP, and (ii) marked to market as of any date of determination.

     "Knowledge of the Company" (whether or not capitalized) shall mean actual knowledge, after reasonable inquiry within the Company to employees with responsibility for the subject matter in question, of the Majority Shareholders and the officers and key employees of the Company. "Knowledge of the Majority Shareholders" (whether or not capitalized) shall mean actual knowledge of the Majority Shareholders.

     "Leases" shall mean the leases set forth on the Schedule 3.9.

     "Material" (whether or not capitalized) shall, where appropriate in context of its use in making the representations and warranties set forth in Article III, be deemed to mean an amount of money greater than $35,000 individually or $75,000 in the aggregate.

     "Material Adverse Change" or "Material Adverse Effect" means a material adverse change or effect on the assets, properties, Business, operations, liabilities or financial condition of the Company and its subsidiaries, taken as a whole. In determining whether a "Material Adverse Change" or "Material Adverse Effect" has occurred in the context of the use of such terms in the Company's and the Majority Shareholders' representations and warranties set forth in
Article III, such terms shall refer to the occurrence of any single event, or any series of related events, or set of related circumstances, which results or likely will result in a loss to the Company or Buyer, in excess of $35,000 per occurrence or $75,000 in the aggregate.

     "Majority Shareholders" has the meaning set forth in the first paragraph of this Agreement.

     "Minimum Cash Deficit" has the meaning specified in Section 6.8.
                                                         -----------

     "Most Recent Financial Statements" has the meaning specified in
Section 3.7.
-----------

     "Net Working Capital" shall equal the Company's total current assets (including cash and cash equivalents, including customer deposits and accounts receivable as defined in Section 2.1(b)), to the extent included in the
                         --------------
Purchased Assets minus its total current liabilities to the extent included in the Purchased Assets (including, without limitation, (i) any cash to accrual liability borne by the Company or Buyer, (ii) any change in control payments due to employees, subcontractors, vendors or customers as a result of the Acquisition contemplated hereby, each as calculated in accordance with GAAP, and (iii) any Permitted Distributions made prior to or at Closing)).

     "Net Working Capital Adjustment" has the meaning specified in Section 2.13.
                                                                   ------------

     "OSHA" means the Occupational Safety and Health Act, 29 U.S.C. (S)(S)651 et
                                                                              --
seq., any amendment thereto, and any regulations promulgated thereunder.
---

     "Other Arrangement" means a benefit program or practice providing for bonuses, incentive compensation, vacation pay, severance pay, insurance, restricted stock, stock options, employee discounts, company cars, tuition reimbursement or any other perquisite or benefit (including, without limitation, any fringe benefit under Section 132 of the Code) to employees, officers or independent contractors that is not an Employee Benefit Plan within the meaning of Section 3(3) of ERISA.

     "Permitted Distributions" has the meaning specified in Section 3.8.
                                                            -----------

     "Permitted Exception" means (a) liens for Taxes and other governmental charges and assessments which are not yet due and payable, (b) liens of landlords and liens of carriers, warehousemen, mechanics and materialmen and other like liens arising in the ordinary course of business for sums not yet due and payable, (c) purchase money security interest liens solely on the property acquired pursuant to such credit purchase, or (d) other liens or imperfections on property which are not material in amount or do not materially detract from the value or the existing use of the property affected by such lien or imperfection.

     "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or Governmental Body.

     "Preferred Stock" means the Convertible Class A Preferred Stock, par value $.01 per share of Iconixx.

     "Preliminary Closing Balance Sheet" has the meaning specified in
Section 2.9.
-----------

     "Projected Net Working Capital" means the amount of Net Working Capital of the Company reflected on the Preliminary Closing Balance Sheet.

     "Purchase Price" has the meaning specified in Section 2.6.
                                                   -----------

     "Purchased Assets" means the assets of the Business specified in
Section 2.1.
-----------

     "Real Property" has the meaning specified in Section 2.1(c).
                                                  --------------

     "Requirements of Laws" means any foreign, federal, state and local laws, statutes, regulations, rules, codes or ordinances enacted, adopted, issued or promulgated by any Governmental Body (including, without limitation, those pertaining to electrical, building, zoning, environmental and occupational safety and health requirements).

     "Seller" has the meaning specified in the first paragraph hereof.

     "Tax" or "Taxes" means any federal, state, local or foreign income, alternative or add-on minimum, gross income, gross receipts, windfall profits, severance, property, production, sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, transfer, goods and services, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amounts imposed thereon by any Governmental Body.

     "Tax Return" means any return, report or similar statement required to be filed with respect to any Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.


                                   ARTICLE II
                                 ASSET PURCHASE

     2.1. Asset Purchase. On the Closing Date and subject to the terms and
          --------------
conditions set forth in this Agreement, the Company shall sell and deliver to Buyer and Buyer agrees to purchase from the Company at the Closing and on the Closing Date (each as hereinafter defined), free and clear of all liens, claims and Encumbrances except for those permitted under Section 2.3 hereof, all of the
                                                  -----------
Company's right, title and interest in and to all assets of the Business properly included in the Company's December 31, 1999 balance sheet for the Business, subject to changes in the ordinary course of business (and consistent with the Company's covenants in Section 5.4) from such date through the Closing
                                -----------
Date, together with all other assets owned by the Company and used in the Business, other than the Excluded Assets (collectively, the "Purchased Assets"). The Purchased Assets include, without limitation, the following as they exist on the Effective Date (as hereinafter defined):

          (a) Cash, Cash Equivalents and Investments. Cash, cash equivalents and
              --------------------------------------
Investments as of the Closing Date.

          (b) Customer Deposits and Accounts Receivable. All accounts
              -----------------------------------------
receivable, customer deposits and other deposits, advances and suppliers' or vendors' rebates and all other receivables of the Business and existing on the Closing Date (as hereinafter defined), in the ordinary course of the operation of the Business.

          (c) [Intentionally Left Blank]
              --------------------------

          (d) Business, Equipment and Supplies. All tangible personal property,
              --------------------------------
equipment, supplies, furniture, leasehold improvements, including but not limited to, leases and subleases of personal property or equipment, all automobiles and other vehicles, computers, software and peripherals and all maintenance and other operating supplies and other miscellaneous tangible personal property of Seller used in the Business, whether or not located at or on the Real Property at the Closing Date and whether or not reflected on the Most Recent Financial Statements (collectively, the "Equipment").

          (e) Contracts and Other Agreements Relating to the Business. All
              -------------------------------------------------------
rights of Seller as of the Closing Date under all (written or oral) customer contracts or vendor contracts with software or other companies, marketing agreements, consortia agreements, web-design or other agreements relating to the Business, interface or similar agreements pertaining to licenses, leases, purchase orders and all other contracts, agreements or arrangements relating to the Business.

          (f) Books, Records, Lists and Other Data. All files, books, records,
              ------------------------------------
invoices, accounts, surveys, customer lists and records, vendor and supplier lists, catalogs, price lists, marketing and advertising information, purchasing histories, profiles and materials, technical bulletins, books and records of account and other financial, vendor, customer and credit data, and all computer programs, software, hardware, firmware, tapes and other materials used to store, record or produce such data, owned or leased by the Company and used in the Business (exclusive of the Company's corporate or stock records).

          (g) Noncompete Agreements and Employee Relationships. All rights of
              ------------------------------------------------
Seller as of the Closing Date under all non-compete agreements with any of the Company's employees to the extent any of the foregoing are used in the Business.

          (h) Licenses, Permits. All federal, state, local and other
              -----------------
governmental licenses, permits, approvals and authorizations that relate to the operation of the Business.

          (i) Prepayments. All security, utility, lease or similar deposits or
              -----------
prepaid expenses of the Company used in the Business.

          (j) Intellectual Property. All Intellectual Property of the Company
              ---------------------
excepting rights in the Excluded Assets referenced in Section 2.2 below.
                                                      -----------

          (k) General Intangibles. All general intangibles used by the Business
              -------------------
including, without limitation, all goodwill as a going concern and any and all causes of action or claims of Seller against any third party that arose or will arise in connection with the Business prior to the Closing Date.

          (l) Insurance. All insurance policies insuring the Purchased Assets.
              ---------

          (m) Other Assets. All other assets of Seller used in the conduct of
              ------------
the Business, whether or not reflected on the books or records of Seller or the Business, other than the Excluded Assets.

     2.2. Excluded Assets. Notwithstanding anything to the contrary in this
          ---------------
Agreement, the Purchased Assets do not include, and Buyer is not purchasing or assuming any liability therefore, the following: (i) company charter and stock records of the Company; (ii) tax records of the Company; (iii) the Company's 401(k) plan and other employee benefit plans, provided, however, that Buyer
                                              --------  -------
agrees to pay the fees and expenses incurred in connection with the termination of the Company's 401(k) plan and health plan; (iv) all assets utilized exclusively in the Hardware/Software Business; (v) the Company's internet domain names "iis.com" and "iis.net"; (vi) all of the Company's leases or other interests in real property (collectively, the "Real Property") (including, without limitation, that certain office lease concerning the premises located at 7979 Old Georgetown Road, Second Floor, Bethesda, MD 20814 (the "Company Office Lease")); and (vii) this Agreement and the other contracts entered into by the Company in connection herewith (the "Excluded Assets"), ownership of which is retained by Seller.

     2.3. Assumed Liabilities. On the terms and subject to the conditions and
          -------------------
exceptions contained herein, at Closing, Seller shall assign and delegate to Buyer, and Buyer shall assume and undertake to pay, defend, discharge and perform in full when due the liabilities of Seller (insofar as such liabilities relate to the Business and the Purchased Assets) properly included in the Seller's December 31, 1999 balance sheet for the Business, subject to changes in the ordinary course of business from such date through the Closing Date and other than any Excluded Liabilities (as defined in Section 2.4) (the "Assumed
                                                   -----------
Liabilities"), and no others, pursuant to this Agreement and the General Assignment, Bill of Sale and Assumption Agreement referred to in Section 2.5.
                                                                 -----------

     2.4. Excluded Liabilities. Notwithstanding anything to the contrary
          --------------------
contained in this Agreement, Buyer will not assume or be liable for and Seller will retain and remain responsible for all of Seller's debts, liabilities and obligations of any nature whatsoever, other than the Assumed Liabilities, whether accrued, absolute or contingent, whether known or unknown, whether due or to become due and whether related to the Business and the Purchased Assets or otherwise, and regardless of when asserted (the "Excluded Liabilities"), including, without limitation, the following liabilities or obligations of Seller (none of which will constitute Assumed Liabilities):

          (a) All of Seller's liabilities or obligations under this Agreement or under any other agreement between Seller on the one hand and Buyer on the other hand entered into on or after the date of this Agreement.

          (b) All liabilities and obligations of Seller for Taxes which are imposed on or measured by income, for any period, and all of Seller's liabilities or obligations with respect to any non-income Taxes not specifically accrued on the balance sheet for the Business included in the Most Recent Financial Statements.

          (c) All of Seller's liabilities or obligations arising out of or in connection with the breach of any contract or agreement included in the Purchased Assets, other than for such amounts as are adequately and properly reserved for in the balance sheet included as part of the Most Recent Financial Statements.

          (d) All of Seller's liabilities or obligations for expenses, Taxes or fees incident to or arising out of the negotiation, preparation, approval, or authorization of this Agreement or the consummation (or preparation for the consummation) of the transactions contemplated hereby, including all attorneys' and accountants' fees, brokerage fees, consultants' fees and finders' fees, and sales, bulk sales and transfer taxes which are Seller's responsibility hereunder.

          (e) Seller's obligations and liabilities for the period up to and including the Closing Date and thereafter which relate to any employee plans (as described in Section 3.14) (including unfunded pension plan liabilities and
             ------------
retiree health benefits);

          (f) All of Seller's liabilities or obligations against which Seller is insured or otherwise contractually indemnified by a Person other than Buyer.

          (g) Any liability or obligation under COBRA to any person covered by Seller's health plans or any Employee who ceases to be employed by Seller on or before the Closing Date, or who is not employed by Buyer on the Closing Date, and any liability or obligation under COBRA to any family member of such person or Employee.

          (h) Any liability or obligation for Funded Indebtedness or any other liability or obligation of Seller that does not relate to, or arise from, the Business and the Purchased Assets.

          (i) Any liability or obligation pertaining to any discontinued operation owned or operated by the Seller and related to the Business as it was operated by the Seller prior to the Business.

          (j) Any liability or obligation that relates to, or arises from, the Excluded Assets, including, without limitation, the Hardware/Software Business.

          (k) All leases and interests, options or rights with respect to the Real Property. All Real Property is identified as leased and described on the Leases Schedule attached hereto. A separate Side Letter Agreement between the
---------------
Company and Buyer, in substantially the form attached hereto as Exhibit I, sets
                                                                ---------
forth the disposition of rights to the Company Office Lease.

          (l) Any liability or obligation for any litigation, claims or proceedings pending or threatened in writing against the Seller or the Business arising from the Seller's actions or conduct of the Business on or prior to the Closing Date.

     2.5. Title to the Purchased Assets: Documents of Conveyance. At Closing,
          ------------------------------------------------------
Seller shall convey all of its right, title and interest in and to the Business and the Purchased Assets to Buyer free and clear of all liabilities, obligations, liens and Encumbrances, excepting only the Assumed Liabilities (as defined in Section 2.3). Title to the Purchased Assets shall be conveyed
           -----------
pursuant to a General Assignment, Bill of Sale and Assumption Agreement substantially in the form attached hereto as Exhibit B, and by such other
                                             ---------
documents as are reasonably acceptable to counsel for Seller and counsel for Buyer in accordance with the terms hereof. Each of the parties hereto agrees to use its reasonable commercial efforts to take or cause to be taken all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable, whether before or after Closing, to ensure transfer of title to the Purchased Assets to Buyer occurs as contemplated hereunder.

     2.6. Purchase Price; Allocation of Purchase Price The total purchase price
          --------------------------------------------
for the Purchased Assets (the "Purchase Price") shall be equal to $16,000,000.00, subject to any adjustment required to be made pursuant to Sections 2.8, 2.9 and 2.13 below. Other than as expressly set forth in Sections
------------  ---     ----                                             --------
6.4 and 6.5 below, the Purchase Price shall be allocated among the Purchased
---     ---
Assets as determined by Buyer and approved by Seller which approval shall not be unreasonably withheld, subject to any adjustment required to be consistent with the Audited Closing Financial Statements.

     2.7. Payment of Purchase Price. On the Closing Date and subject to the
          -------------------------
terms and conditions set forth in this Agreement, Buyer shall pay the Purchase Price for the Purchased Assets to the Company. The Purchase Price shall be payable as follows:

          (a) subject to adjustment in accordance with Section 2.9, an aggregate
                                                       -----------
of $12,000,000 shall be paid at Closing by wire transfer of immediately available funds to the Company's account as specified in Exhibit C hereto,
                                                         ---------
including the cost of any payments to holders of phantom shares, warrants or stock options in the Company (the "Cash Purchase Price");

          (b) $1,000,000 shall be paid in cash to the Escrow Agent at Closing pursuant to Section 2.7 below to serve as the initial portion (before interest
            -----------
accrues) of the Escrow Sum (as defined below); and

          (c) $3,000,000 shall be paid in the form of (i) 600,000 shares of Common Stock (valued at $1.30 per share) and (ii) 2,220 shares of Preferred Stock (valued at $1,000 per share) to the Company, which shares shall be immediately transferable to the Company's shareholders.

     2.8. Funded Indebtedness Adjustment. The Cash Purchase Price will be
          ------------------------------
adjusted downward by the amount, if any, by which the Company's Funded Indebtedness exceeds $0 as of the Closing Date, unless the balance of the Funded Indebtedness is being paid and released simultaneously with Closing. Should there be any downward adjustment of the Purchase Price under this Section 2.8,
                                                                  -----------
Buyer, with the assistance of the Company, will be responsible for paying the balance of the Funded Indebtedness in an amount equal to the amount of such downward adjustment, including any interest accruing thereon.

     2.9. Adjustment in Cash Purchase Price. The Cash Purchase Price will be:
          ---------------------------------
(i) if the Company's Net Working Capital as of the Effective Date is less than $825,000, adjusted downward on a dollar-for-dollar basis at Closing by the amount that the Company's Net Working Capital as of the Effective Date is less than $900,000, or (ii) if the Company's Net Working Capital as of the Effective Date is more than $975,000, adjusted upward on a dollar-for-dollar basis at Closing by the amount that the Company's Net Working Capital as of the Effective Date is more than $900,000 (in each case, as determined based on the Company's preliminary closing balance sheet prepared not more than five days prior to the Effective Date (the "Preliminary Closing Balance Sheet")). The Company shall continue to have at least $50,000 in cash and cash equivalents on hand at the Closing or the Cash Purchase Price payable at Closing will, in addition to any adjustments made pursuant to the preceding sentence, be reduced by the amount of such deficit(s).

     2.10. Closing. The Closing of the Acquisition shall take place at 10:00
           -------
a.m., Eastern Time, at the offices of Hogan & Hartson L.L.P., 555 13th Street, N.W. in Washington, D.C. on March 23, 2000, or on a date mutually agreed to by the parties (which date shall be as soon as practicable following the date on which all of the conditions to Closing set forth in Sections 7.1 and 7.2 have
                                                    ------------     ---
been satisfied) (the "Closing Date"), with an Effective Date as of March 31,
2000.

     2.11. Escrow Arrangements. Pursuant to the Escrow Agreement to be entered
           -------------------
into among the Company, Buyer, Iconixx and the Escrow Agent, $1,000,000 of the Purchase Price shall be delivered to the Escrow Agent at Closing (such monies paid, together with all interest accrued thereon, is hereinafter referred to as the "Escrow Sum"). The Escrow Sum shall be held pursuant to the terms of the Escrow Agreement for payment from such Escrow Sum of the amounts, if any, owing by the Company to Iconixx or the Buyer pursuant to the provisions of the Net Working Capital Adjustment or for indemnification claims pursuant to Article
                                                                     -------
VIII hereof. To the extent claims against the Escrow Sum are determined in favor
----
of the Company, then all amounts reserved against the Escrow Sum in connection with such claims shall be remitted to the Company as soon as practicable following any such determination, along with all accrued interest earned on the Escrow Sum from the date of the original claim against the Escrow Sum until paid. On the six month anniversary of the Closing Date, the Escrow Sum shall be reduced to an amount equal to the sum of $500,000 plus the amount of claims then pending against the Escrow Sum, with such reduction amount to be remitted to the Company. On the first anniversary of the Closing Date (such 12 month period being referred to herein as the "Escrow Period"), such remaining portion of the Escrow Sum not theretofore claimed by or paid to Iconixx or Buyer in accordance with the terms of the Escrow Agreement and this Agreement (together with any interest on such remaining portion of the Escrow Sum) shall be disbursed to the Company. All disbursements at the expiration of the Escrow Period shall be paid in cash to the Company at its account set forth in Exhibit C as updated from
                                                   ---------
time to time. The Company and Iconixx and Buyer agree that each will execute and deliver such reasonable instruments and documents as are furnished by any other party to enable such furnishing party to receive those portions of the Escrow Sum to which the furnishing party is entitled under the provisions of the Escrow Agreement and this Agreement.

     2.12. Closing Audit. Within 180 days following the Closing Date, there
           -------------
shall be delivered to Iconixx, Buyer and to the Majority Shareholders an audit of the Company's balance sheet as of the Effective Date (the "Audited Closing Financial Statements"). The Audited Closing Financial Statements shall be audited by Arthur Andersen, L.L.P. in accordance with GAAP. The cost of preparing the Audited Closing Financial Statements shall be paid by

Iconixx. The Majority Shareholders shall be afforded a reasonable opportunity to review the audit results (including any work papers prepared in connection therewith). In the event that Majority Shareholders provide written notice within 20 days after receipt of the Audited Closing Financial Statements that they dispute any item(s) contained in the Audited Closing Financial Statements, then Majority Shareholders and Iconixx shall jointly select and retain an independent accounting firm (the "Independent Accountants") reasonably acceptable to all parties hereto to review the disputed item(s) in the Audited Closing Financial Statements. In conducting such review, Arthur Andersen, L.L.P. shall provide the Independent Accountants with customary access to the work papers of Arthur Andersen, L.L.P. utilized in preparing the Audited Closing Financial Statements. The final determination of such disputed item(s) by the Independent Accountants shall be utilized to determine all adjustments described in Section 2.9 above and shall be final and binding on the parties solely for
   -----------
such purposes. If the determination of disputed items by the Independent Accountants results in either (i) an adjustment, described in Section 2.9, in
                                                              -----------
favor of Buyer; or (ii) an adjustment, described in Section 2.9, of less than
                                                    -----------
$15,000 in favor of the Majority Shareholders, then the cost of retaining the Independent Accountants shall be borne solely by the Majority Shareholders. However, if the determination of disputed items by the Independent Accountants results in an adjustment, described in Section 2.9, of $15,000 or more in favor
                                       -----------
of the Majority Shareholders, then the cost of retaining the Independent Accountants shall be borne solely by Buyer.

     2.13. Post-Closing Net Working Capital Adjustment. The Purchase Price will
           -------------------------------------------
be adjusted upward or downward, on a dollar-for-dollar basis, to reflect the increase or decrease, if any, in Net Working Capital as reflected on the Audited Closing Financial Statements from the Projected Net Working Capital (the "Net Working Capital Adjustment"). The Net Working Capital Adjustment shall be determined by referring to the Audited Closing Financial Statements. In the event that the Net Working Capital Adjustment results in an increase in the Purchase Price, then Buyer shall pay such amount to the Company in immediately available funds within 15 days of delivery of the Audited Closing Financial Statements as finally determined in accordance with Section 2.12 above. In the
                                                    ------------
event that the Net Working Capital Adjustment results in a decrease in the Purchase Price, then the amount of any such decrease shall be payable to Buyer
(i) first, from the Escrow Sum in immediately available funds within 15 days of the final determination of the Net Working Capital Adjustment up to a maximum of $500,000 and (ii) second, the balance, if any, by the Majority Shareholders or the Company in immediately available funds within 15 days of the final determination of the Net Working Capital Adjustment. All payments required to be paid by Majority Shareholders and the Company or the Escrow Agent pursuant to this Section 2.13 shall be deemed to be a downward adjustment to the Purchase
     ------------
Price and shall not be controlled or limited by any provision contained in
Article VIII hereof.
------------

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES
                  OF THE COMPANY AND THE MAJORITY SHAREHOLDERS

     Except as set forth on the Disclosure Schedules attached hereto (which Disclosure Schedules identify the exception and reference the applicable representation so qualified), the Company and the Majority Shareholders jointly and severally represent and warrant to Buyer and Iconixx that:

          3.1. Capitalization. The authorized capital stock of the Company
               --------------
consists of 4,000,000 shares of common stock, $.01 par value, 3,200,000 of which, being the Company Shares, are issued and outstanding and are owned in the amounts set forth on Schedule 3.1. All of the Company Shares are duly authorized, validly issued, fully paid, and nonassessable. 2,850,000 of the Company Shares are owned of record and beneficially by the Majority Shareholders. None of the Company Shares was issued in violation of any preemptive, right of first offer or refusal or preferential rights of any Person.

          3.2. No Liens on Purchased Assets. The Company owns all of the
               ----------------------------
Purchased Assets, free and clear of any Encumbrances other than the rights and obligations arising under this Agreement, Permitted Exceptions or Encumbrances that will be released on or prior to the Closing Date. None of the Purchased Assets is subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same, and none of the Purchased Assets is subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities laws. At Closing pursuant to the Acquisition, the Company will have full power and authority to convey good and marketable title to the Purchased Assets to Buyer, free and clear of any Encumbrances other than the restrictions imposed by federal and state securities laws and Permitted Exceptions.

          3.3. Subsidiaries. The Company does not own, directly or indirectly,
               ------------
any capital stock or ownership interests in any Person. The Majority Shareholders do not own any capital stock or ownership interests in any other Person engaged in the Business other than the Company Shares and shares in the Hardware/Software Business (other than less than five percent of any class of outstanding securities of a publicly-held corporation of which the Majority Shareholders; or any of them own, or has real or contingent rights to own such securities).

          3.4. Brokers. Except for Updata Capital, Inc., neither the Company nor
               -------
the Majority Shareholders have engaged, or caused to be incurred any liability to any finder, broker, or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the Acquisition.

          3.5. Due Organization. The Company is a corporation duly organized,
               ----------------
validly existing, and in good standing under the laws of the State of Maryland and has full company power and authority to own and lease its properties and assets and to carry on the Business as now conducted. Complete and correct copies of the Articles of Incorporation and Bylaws of the Company, and all amendments thereto, have been delivered to Iconixx and are attached hereto as Exhibits D-1 and D-2, respectively. The Company is qualified
                   ------------     ---
to be business in all jurisdictions in which the nature of the Business or the ownership of the Company's properties requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect on the Buyer. The jurisdictions in which the Company is qualified to do business are listed on Exhibit D-3 attached hereto.
-----------

          3.6. Due Authorization. The Company and the Majority Shareholders each
               -----------------
have full power and authority to execute, deliver and perform this Agreement and to carry out and complete the Acquisition. The execution, delivery, and performance of this Agreement and the Acquisition have been duly and validly authorized by all necessary corporate actions of the Company. This Agreement has been duly and validly executed and delivered by the Company and the Majority Shareholders and constitutes the valid and binding obligations of the Company and the Majority Shareholders, enforceable in accordance with its terms, except to the extent that enforceability may be limited by laws affecting creditors' rights and debtors' obligations generally, and legal limitations relating to remedies of specific performance and injunctive and other forms of equitable relief (the "Equitable Exceptions"). The execution, delivery, and performance of this Agreement and the Acquisition (as well as all other instruments, agreements, certificates, or other documents contemplated hereby) by the Company and the Majority Shareholders, do not (a) violate any Requirements of Laws or any Court Order of any Governmental Body applicable to the Company or the Majority Shareholders, or their respective property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under, any Material agreement to which the Company or the Majority Shareholders are a party, or by which any of them or any of their respective property is bound, (c) violate or conflict with any provision of the articles of incorporation or bylaws of the Company, or (d) except for such consents, approvals, or registrations as may be required under applicable state securities laws, require any material consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party that would, if not obtained, have a Material Adverse Effect on Buyer.

          3.7. Financial Statements. The following financial statements of the
               --------------------
Company have been delivered to Iconixx by the Company: unaudited balance sheet for the year ended December 31, 1997 and audited balance sheets for the years ended December 31, 1998 and December 31, 1999; unaudited statements of operation and cash flows for year ended December 31, 1997 and audited statements of operation and cash flows for the years ended December 31, 1998 and December 31, 1999; (collectively, the "Financial Statements"). Copies of the Financial Statements are included in Schedule 3.7. Other than the Financial Statements as
                           ------------
of and for the year ended December 31, 1999 (the "Most Recent Financial Statements"), the Financial Statements have, to the Company's knowledge, been prepared in accordance with GAAP, except as set forth in Schedule 3.7. The
                                                         ------------
Financial Statements (including the notes thereto) have been prepared on a consistent basis throughout the periods indicated and fairly present the financial position, results of operations and changes in financial position of the Company as of the indicated dates and for the indicated periods; and are consistent with the books and records of the Company (which books and records are correct and complete in all material respects). Since the date of the last of such Financial Statements, the Company has incurred no Material liabilities required by GAAP to be reflected on the Company's balance sheet or notes thereto nor any other obligations (whether absolute, contingent, or otherwise) which are (individually or in the aggregate) Material (in amount or to the conduct of the Business); and neither the Company nor Majority Shareholders have Knowledge of any basis for the assertion of any such Material liability or obligation. Since December 31, 1999, the Company has not experienced any Material Adverse Change.

          3.8. Certain Actions. Since December 31, 1999, the Company has not,
               ---------------
except as disclosed on any of the Financial Statements or notes thereto: (a) paid or declared any dividends or distributions, or purchased, redeemed, acquired, or retired any stock or indebtedness of any Majority Shareholder (other than distributions (i) for any amounts owed by the Company to the Majority Shareholders for repayment of loans and for payment of performance bonuses to employees of the Company in accordance with the past practices of the Company and as set forth on Schedule 3.8 hereto, and (ii) for income taxes and
                            ------------
expenses incurred in connection with the transactions contemplated hereby, in each case so long as such payments and expenses are included in the calculation of the Net Working Capital of the Company and so long as the Company retains at least the Minimum Cash as of the Closing Date (collectively, the "Permitted Distributions")); (b) made or agreed to make any loans or advances or guaranteed or agreed to guarantee any loans or advances to any party whatsoever; (c) suffered or permitted any Encumbrance to arise or be granted or created against or upon any of its assets, real or personal, tangible or intangible; (d) canceled, waived, or released or agreed to cancel, waive, or release any of its debts, rights, or claims against third parties in excess of $15,000 individually or $50,000 in the aggregate; (e) sold, assigned, pledged, mortgaged, or otherwise transferred, or suffered any Material damage, destruction, or loss (whether or not covered by insurance) to, any assets (except in the ordinary course of the Business); (f) outside the ordinary course of business, paid or made a commitment to pay any severance or termination payment to any employee or consultant for which Buyer could be liable; (g) made any Material change in its method of management operation, accounting or reporting of income or deductions for tax purposes; (h) made any Material change outside the ordinary course of the Business in the Company's working capital other than Permitted Distributions; (i) made any Material acquisitions, made any Material capital expenditures, including, without limitation, replacements of equipment in the ordinary course of the Business, or entered into commitments therefor, except for capital expenditures or commitments therefor which do not, in the aggregate, exceed $50,000; (j) made any investment or commitment therefor in any Person;
(k) made any payment or contracted for the payment of any bonus or other compensation or personal expenses for which Buyer could be liable, other than
(A) wages and salaries and business expenses paid in the ordinary course of the Business, and (B) wage and salary adjustments made in the ordinary course of the Business for employees who are not officers, directors, or Majority Shareholders of the Company; (l) made, amended or entered into any written employment contract with any officers or key employees of the Company listed on Schedule
                                                                     --------
3.8 hereto for which Buyer could be liable or created or made any Material
---
change in any bonus, stock option, pension, retirement, profit sharing or other employee benefit plan or arrangement; (m) except as set forth on Schedule 3.8
                                                                 ------------
hereto, made or entered into any Contract greater than the smallest of the Contracts scheduled in accordance with Schedule 3.15; (n) made or entered into
                                       -------------
any agreement granting any Person any offer rights in respect of the Company's shares; (o) entered into any non-competition agreement restricting the Company from engaging in the Business; (p) except as set forth on Schedule
                                                                      --------
3.8 hereto, made or entered into any employment agreement or other material
---
agreement or other arrangement with any officer, director, shareholder or Affiliate of the Company; or (q) amended, experienced a termination or received notice of actual or threatened termination or non-renewal of any Material contract, agreement, lease, franchise or license to which the Company is a party that would or could reasonably be expected to have a Material Adverse Effect.

     3.9. Properties. The Leases Schedule lists and briefly describes each
          ----------      ---------------
interest in real property (including, without limitation, leasehold interests) and each item of personal property utilized by the Company in the conduct of the Business having a book or fair market value in excess of $15,000 as of the date hereof. Except for Permitted Exceptions, such real and personal properties are free and clear of Encumbrances. The Company has delivered to Iconixx copies of all real property leases to which the Company is a party. All of the properties and assets necessary for continued operation of the Business as currently conducted (including, without limitation, all books, records, computers and computer software and data processing systems) are owned, leased or licensed by the Company and are reasonably suitable for the purposes for which they are currently being used. With the exception of used equipment and inventory valued at no more than $25,000 in the aggregate on the Company's Financial Statements, the physical properties of the Company, including the real properties leased by the Company, are in good operating condition. Except for Permitted Exceptions, the Company has title to all such properties and assets. The operation of the properties and Business of the Company in the manner in which they are now and have been operated does not violate any zoning ordinances, municipal regulations, or other Requirements of Laws, except for any such violations which would not, individually or in the aggregate, have a Material Adverse Effect. Except for Permitted Exceptions, no restrictive covenants, easements, rights-of-way, or regulations of record impair the uses of the properties of the Company for the purposes for which they are now operated. All leases of real or personal property by the Company are legal, valid, binding, enforceable and in full force and effect and will not be terminated on or after the Closing Date as a result of the failure to obtain any consents to the Acquisition contemplated hereby, except for the Equitable Exceptions. All facilities leased by the Company have received all material approvals from any Governmental Body (including Governmental Permits) required to be obtained by the Company in connection with the operation of the Business and have been operated and maintained in accordance with all material Requirements of Laws applicable to the Company as a lessee thereof. The Company owns no real property.

     3.10. Licenses and Permits. Schedule 3.10 lists all material licenses,
           --------------------  -------------
certificates, privileges, immunities, approvals, franchises, authorizations and permits held or applied for by the Company from any Governmental Body (herein collectively called "Governmental Permits"). The Company has complied in all material respects with the terms and conditions of all such Governmental

Permits, and the Company has not received notification from any Governmental Body of violation of any such Governmental Permit or the Requirements of Laws governing the issuance or continued validity thereof. All of such Governmental Permits are valid and in full force and effect. No additional Governmental Permits are required from any Governmental Body thereof in connection with the conduct of the Business which Governmental Permits, if not obtained, would individually or in the aggregate have a Material Adverse Effect.

     3.11. Intellectual Property. Schedule 3.11 lists and briefly describes all
           ---------------------  -------------
material Intellectual Property owned or utilized by the Company that is being conveyed to Buyer. The Company has furnished Iconixx with copies of all material license agreements (including software licensing agreements) to which the Company is a party, either as licensor or licensee, with respect to any Intellectual Property. Subject to the terms of such license agreements, the Company has legal title to or the right to use all the Intellectual Property and all inventions, processes, designs, formulae, trade secrets and know-how utilized in the conduct of the Business as presently conducted and as currently planned by the Company without material impediment, without the payment of any royalty or similar payment. The Company is not infringing on any Intellectual Property right of others and neither the Company nor the Majority Shareholders have Knowledge of any infringement by others of any such rights owned by the Company. The Company has not received notice of any charge, claim, demand, complaint, action, suit, hearing, proceeding or investigation which challenges the Company's ownership or licensing of any Intellectual Property, the Company's current uses of its Intellectual Property or the Company's compliance with the terms and conditions of any contracts, licenses, agreements or Court Orders involving the Intellectual Property. Schedule 3.11 contains a complete list of
                                     -------------
filings made with any Governmental Bodies with regard to the Intellectual Property. All licenses set forth on Schedule 3.11 are valid and binding
                                    -------------
obligations of the Company, and to the Knowledge of the Company the other parties thereto, enforceable against the Company, and to the Knowledge of the Company the other parties thereto in accordance with their respective terms, except for the Equitable Exceptions. The Company owns and possesses all right, title and interest in and to, or has the right to use pursuant to a valid license, all Intellectual Property necessary for the operation of the Business of the Company as presently conducted. Except as set forth on Schedule 3.11, the
                                                              -------------
Company's use of each item of the Intellectual Property owned or licensed by Company (i) will not be terminated as a result of the Acquisition contemplated hereby; (ii) does not infringe upon the rights of any other Person based on the Company's current use of such items or the Company's currently proposed use of such items without material impediment; (iii) is in compliance with the material terms and conditions of all license or other agreements relating to such items; and (iv) does not violate any material Requirements of Laws or Courts Orders applicable to the Company or, to the Company's Knowledge, any other party to any material license or other agreement relating to such Intellectual Property. The Company is not in default (whether or not after the giving of notice or the lapse of time or both) under any material license, contract or other agreement relating to any Intellectual Property.

     3.12. Compliance with Laws. The Company has (i) complied in all material
           --------------------
respects with all Requirements of Laws, Governmental Permits and Court Orders applicable to the Business and has filed with the proper Governmental Bodies all material statements and reports required by all Requirements of Laws, Governmental Permits and Court Orders to which the Company or any of its employees (because of their activities on behalf of the Company) are subject and
(ii) conducted the Business and is in compliance in all material respects with all federal, state and local energy, public utility, health, safety and environmental Requirements of Laws, Governmental Permits and Court Orders including the Clean Air Act, the Clean Water Act, the Solid Waste Act, the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Safe Drinking Water Act, OSHA, the Toxic Substances Control Act and any similar state, local or foreign laws (collectively "Environmental and OSHA Obligations") and all other Governmental Body requirements, except where any such failure to comply or file would not, in the aggregate, have a Material Adverse Effect. No claim has been made by any Governmental Body (and, to the Knowledge of the Company and the Majority Shareholders, no such claim is reasonably anticipated) to the effect that the Business fails to comply, in any respect, with any Requirements of Laws, Governmental Permit or Environmental and OSHA Obligation or that a Governmental Permit or Court Order is necessary in respect thereto, other than as specifically disclosed herein.

     3.13. Insurance. Schedule 3.13 lists all coverages for fire, liability, or
           ---------  -------------
other forms of insurance insuring the Purchased Assets and all fidelity bonds held by or applicable to the Company. Copies of the binder for all such insurance policies have been delivered to Iconixx. The insurance maintained by the Company is customary and reasonably adequate for companies engaged in the Business. No event relating to the Company has occurred which will result in (i) cancellation of any such insurance coverages; (ii) a retroactive upward adjustment of premiums under any such insurance coverages; or (iii) any prospective upward adjustment in such premiums. All of such insurance coverages will not be terminated on or after the Closing Date as a result of the failure to obtain any consents to the Acquisition contemplated hereby. The Company is not in default under any such insurance policies.

     3.14. Employee Benefit Plans.
           ----------------------

           (a) Employee Welfare Benefit Plans and Other Arrangements. Except as
               -----------------------------------------------------
disclosed on Schedule 3.14(a), the Company does not maintain or contribute to
             ----------------
any "employee welfare benefit plan" as such term is defined in Section 3(1) of ERISA or Other Arrangement (each a "plan"). With respect to each such plan: (i) the plan is in compliance with, and, except as set forth on Schedule 3.14(a),
                                                            ----------------
the Company does not have any liability under ERISA, the Code or any Requirements of Law; (ii) the plan has been administered in accordance with its governing documents; (iii) neither the plan, nor any fiduciary with respect to the plan, has engaged in any "prohibited transaction" as defined in Section 406 of ERISA other than any transaction subject to a statutory or administrative exemption; (iv) except for the processing of routine claims in the ordinary course of administration, there is no litigation, arbitration or disputed claim outstanding; and (v) all premiums due on any insurance contract through which the plan is funded have been paid. All employee welfare benefit plans and the related trusts that are subject to Section 4980B(f) of the Code and Sections 601 through 607 of ERISA comply with and have been administered in compliance with the health care continuation-coverage requirements for tax-favored status under
Section 4980B(f) of the Code (formerly Section 162(k) of the Code), Sections 601 through 607 of ERISA. All employee welfare benefit plans comply with and have been administered in compliance with the requirements of the (i) Health Insurance Portability and Accountability Act of 1996, to the extent applicable, and applicable proposed or final regulations, and (ii) Mental Health Parity Act of 1996, to the extent applicable.

           (b) Employee Pension Benefit Plans. Except as set forth in Schedule
               ------------------------------                         --------
3.14(b), the Company does not maintain or contribute to any arrangement that is
-------
or may be an "employee pension benefit plan" relating to employees, as such term is defined in Section 3(2) of ERISA. With respect to each such plan: (i) the plan is qualified under Section 401(a) of the Code, and any trust through which the plan is funded meets the requirements to be exempt from federal income tax under Section 501(a) of the Code; (ii) the plan is in compliance with ERISA and all other applicable Requirements of Laws; (iii) the plan has been administered in accordance with its governing documents as modified by applicable law; (iv) the plan has not suffered an "accumulated funding deficiency" as defined in
Section 412(a) of the Code; (v) the plan has not engaged in, nor has any fiduciary with respect to the plan engaged in, any "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code other than a transaction subject to statutory or administrative exemption; (vi) the plan has not been subject to a "reportable event" (as defined in Section 4043(b) of ERISA), the reporting of which has not been waived by regulation of the Pension Benefit Guaranty Corporation; (vii) no termination or partial termination of the plan has occurred within the meaning of Section 411(d)(3) of the Code; (viii) all contributions required to be made to the plan have been made to or on behalf of the plan or accrued in accordance with GAAP; (ix) there is no litigation, arbitration or disputed claim outstanding; (x) all applicable premiums due to the Pension Benefit Guaranty Corporation for plan termination insurance have been paid in full on a timely basis; and (xi) a favorable determination letter from the IRS has been received by the Company with respect to such plan stating that such plan is so qualified; and there are no circumstances which would cause such plan to lose such qualified status.

           (c) Employment and Non-Tax Qualified Deferred Compensation
               ------------------------------------------------------
Arrangements. Except as set forth on Schedule 3.14(c), the Company does not
------------                         ----------------
maintain or contribute to any retirement or deferred or incentive compensation or stock purchase, stock grant or stock option arrangement entered into between the Company and any current or former officer, consultant, director or employee of the Company that is not intended to be and that is not a tax qualified arrangement under Section 401(a) of the Code.

     3.15. Contracts and Agreements. Schedule 3.15 hereto contains a list of all
           ------------------------  -------------
customer contracts, all employment contracts involving annual salaries greater than $60,000 and all employment contracts with directors, general managers or officers of the Company. Schedule 3.15 also contains a list of the 9 largest
                         -------------
contracts (in terms of annual payments made or received with respect thereto) to which the Company is a party or by which the Company or its properties are bound and a list of any contract or agreements, if any, prohibiting the Company from freely engaging in the Business anywhere in the world (collectively, the "Contracts"). The Company is not and, to the Knowledge of the Majority Shareholders and the Company, no other party thereto is in default (and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a default by the Company) under any of the Contracts, and the Company has not waived any right under any of the Contracts. All of the Contracts to which the Company is a party are legal, valid, binding, enforceable and in full force and effect and will not be terminated on or after the Closing Date as a result of the failure to obtain any consents to the Acquisition contemplated hereby, except for the Equitable Exceptions and will be assignable to the Buyer. The Company has not guaranteed any obligations of any other Person. The Company has no present expectation or intention of not fully performing all of its obligations under any Contract, the Company has no Knowledge of any breach or anticipated breach by the other parties to any Contract and the Company has not received notice of actual or threatened termination or non renewal of any Contract.[B

     3.16. Claims and Proceedings. Except as set forth on Schedule 3.16, there
           ----------------------                         -------------
are no claims, actions, suits, proceedings, or investigations pending or, to the Knowledge of the Majority Shareholders or the Company, threatened against or affecting the Company or any of its properties or assets, at law or in equity, before or by any court, municipality or other Governmental Body. To the extent any are disclosed on Schedule 3.16, the Company does not believe that any of
                     -------------
such claims, actions, suits, proceedings, or investigations, if adversely determined, will individually or in the aggregate result in any Material Adverse Effect to the Company. The Company has not been and the Company is not now, subject to any Court Order, stipulation, or consent of or with any court or Governmental Body. No inquiry, action or proceeding has been instituted or, to the Knowledge of the Majority Shareholders or the Company, threatened or asserted against the Majority Shareholders or the Company to restrain or prohibit the carrying out of the Acquisition or to challenge the validity of the Acquisition or any part thereof or seeking damages on account thereof. To the Knowledge of the Company and the Majority Shareholders there is no basis for any such valid claim or action.

     3.17. Taxes.
           -----

           (a) All Federal, foreign, state, county and local and other Taxes due from the Company on or before the Closing have been paid and all Tax Returns which are required to be filed by the Company on or before the date hereof have been filed within the time and in the manner provided by all Requirements of Laws or extensions were timely filed, and all such Tax Returns are true and correct and accurately reflect the Tax liabilities of the Company in all respects. No Tax Returns of the Company are presently subject to an extension of the time to file. All Taxes, assessments, penalties, and interest of the Company which have become due pursuant to such Tax Returns or any assessments received have been paid or adequately accrued on the Financial Statements. The provisions for Taxes reflected on the balance sheets contained in the Financial Statements are adequate to cover all of the Company's Tax liabilities for the respective periods then ended and all prior periods. The Company has not executed any presently effective waiver or extension of any statute of limitations against assessments and collection of Taxes, and there are no pending or threatened claims, assessments, notices, proposals to assess, deficiencies, or audits with respect to any such Taxes of which any of the Majority Shareholders or the Company are aware. For Governmental Bodies with respect to which the Company files Tax Returns, no such Governmental Body has given the Company written notification that such corporation is or may be subject to taxation by that Governmental Body. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, shareholder, creditor, independent contractor or other party. The Company has each properly reflected for tax purposes in accordance with all Requirements of Laws the status of all independent contractors, consultants and subcontractors. There are no Tax liens on any of the property or assets of the Company. The

Company (and any predecessor of the Company) has been a validly electing S corporation within the meanings of Sections 1361 and 1362 of the Code since making an S corporation election on December 31, 1998, and the Company will be an S corporation until and including the Closing Date.

           (b) The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. The Company has not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. The Company has not and has never been (nor does the Company have any liability for unpaid Taxes because it once was) a member of an affiliated group. No Stockholder (A) has been a member of an affiliated group, as defined in Section 1504(a) of the Code, filing a consolidated federal income Tax Return (other than a group the common parent of which was any Stockholder) and (B) has any liability for the Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

           (c) The Company has not (i) acquired assets from another corporation in a transaction in which the Company's Tax basis for the acquired assets was determined in whole or in part by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any other corporation that is a qualified subchapter S subsidiary.

           (d) The Company has not had at any time during the Company's existence owned any subsidiaries (including any "qualified subchapter S subsidiaries" within the meaning of Section 1361(b)(3)(13) of the Code excepting only for IIS Systems, Inc. which was, but not longer is, a subsidiary of the Company.

           (e) No transaction contemplated by this Agreement is subject to withholding under Section 1445 of the Code and no transfer taxes, real estate transfer taxes or similar taxes will be imposed upon the sale of the Company Shares pursuant to this Agreement.

     3.18. Personnel. Schedule 3.15 sets forth a list of the names and annual
           ---------  -------------
rates of compensation of the directors and executive officers of the Company, and of the employees of the Company whose annual rates of compensation during the calendar year ended December 31, 1999 (including base salary, bonus and incentive pay) exceeded (or by December 31, 2000 are expected to exceed) $60,000 and the employment agreements, if any, pertaining to such employees. Schedule
                                                                     --------
3.18 summarizes the bonus, profit sharing, percentage compensation, company
----
automobile, club membership, and other like benefits, if any, paid or payable to such directors, officers, and employees during the Company's calendar year ended December 31, 1999 and to the date hereof. The employee relations of the Company are generally good, there has been no unusual level of employee departures and there is no pending or, to the Knowledge of Majority Shareholders or the Company, threatened labor dispute or union organization campaign. None of the employees of the Company is covered by a collective bargaining agreement. The

Company is in compliance in all material respects with all Requirements of Laws respecting employment and employment practices, including, without limitation, the Fair Labor Standards Act of 1938, immigration hiring, terms and conditions of employment, and wages and hours, and is not engaged in any unfair labor practices. Except as specifically set forth on Schedule 3.18, neither the
                                               -------------
Company nor the Majority Shareholders have Knowledge that any Person listed on
Schedule 3.15 hereto will not agree to be employed by Buyer after the
-------------
consummation of the Acquisition. There is no unfair labor practice claim against the Company before the National Labor Relations Board, or any strike, dispute, slowdown, or stoppage pending or, to the Knowledge of the Company and the Majority Shareholders, threatened against or involving the Company, and none has previously occurred.

     3.19. Business Relations. Neither the Company nor the Majority Shareholders
           ------------------
have Knowledge that any customer, supplier or licensor engaged in doing business with the Company will cease to do business with the Company after the consummation of the Acquisition as previously conducted with the Company except for any terminations which will not, in the aggregate, result in a Material Adverse Change. Neither the Majority Shareholders nor the Company has received any notice of cancellation of any Material business arrangement between any Person and the Company, and neither the Company nor the Majority Shareholders have Knowledge that the Business will be subject to cancellation of any such business arrangement.

     3.20. Accounts Receivable; Accounts Payable; Customer Deposits; Customer
           ------------------------------------------------------------------
Revenues and Deferred Revenues.
------------------------------

           (a) Accounts Receivable. All of the accounts, notes, and loans
               -------------------
receivable that have been recorded on the books of the Company in the Financial Statements are bona fide and represent amounts validly due for goods sold or services rendered and, except for amounts reserved for as doubtful accounts in the Financial Statements, all such amounts as of the Closing Date will be collected in full prior to September 30, 2000. With respect to such accounts, notes, and loans receivable: (i) all are free and clear of any Encumbrances;
(ii) no claims of offset have been asserted in writing against any of such accounts, notes, or loans receivable; and (iii) none of the obligors thereto has given written notice that it will or may refuse to pay the full amount or any portion thereof. Lists of the Company's accounts receivable as of December 31, 1999 (including any reconciliation to the accounts receivable entry on the balance sheet included in the Most Recent Financial Statements) have been attached to Schedule 3.20(a).
            ----------------

           (b) Accounts Payable. The aggregate amount of accounts payable
               ----------------
reflected on the Most Recent Financial Statements are prepared in accordance with GAAP and reflect the accounts payable of the Company as of December 31, 1999.

           (c) Customer Deposits; Customer Revenues and Deferred Revenues.
               ----------------------------------------------------------
Schedule 3.20(c) sets forth, as of the date specified therein all deferred
----------------
revenues as of such date on an aggregate basis. For the year ending December 31, 1999, the Company's actual deposits and revenues from customer contracts are not less than the Company's deposits and revenues from customer contracts for the year ending December 31, 1998.

     3.21. Bank Accounts; Investments. Schedule 3.21 lists all banks or other
           --------------------------  -------------
financial institutions with which the Company has an account or maintains a safe deposit box, showing the type and account number of each such account and safe deposit box and the names of the persons authorized as signatories thereon or to act or deal in connection therewith. Schedule 3.21 also lists all Material
                                     -------------
investments by the Company in any funds, accounts, securities, certificates of deposit or instruments of any Person. All of such investments are customary in form and amount for reasonably prudent treasury investments of comparable businesses, none of which involve any type of derivative, option, hedging or other speculative instrument.

     3.22. Customer Claims. No written or oral claims for breach of contract or
           ---------------
otherwise by any customers (a "Customer Claim") has been made against the Company since June 30, 1999 which could, individually or in the aggregate, result in any Material Adverse Effect. The level of Customer Claims for the period since December 31, 1998 through the date hereof is consistent (plus or minus 5%) with past practices of the Company for the comparable period in 1998.

     3.23. Affiliated Transactions. No officer, director, shareholder or
           -----------------------
Affiliate of the Company or any individual related by blood or marriage to any such Person, or any entity in which any such Person owns any beneficial interest, is a party to any agreement, contract, arrangement or commitment with the Company or is engaged in any transaction with the Company or has any interest in any property used by the Company, except for the Majority Shareholders in their capacity as officers, directors, employees and shareholders of the Company. No officer, director or shareholder of the Company has any ownership interest in any competitor, supplier, or customer of the Company (other than (i) ownership of securities of a publicly-held corporation or mutual fund of which such Person owns, or has real or contingent rights to own, less than five percent of any class of outstanding securities and (ii) Christopher Clark's controlling membership interest in Pizza.com, L.L.C.) or any property used in the operation of the Business except for the Majority Shareholders' ownership of and services as directors of IIS Systems, Inc. and Timothy Meinhardt's anticipated continued employment with that company.

     3.24. Funded Indebtedness; Letters of Credit; Undisclosed Liabilities.
           ---------------------------------------------------------------

           (a) Funded Indebtedness. Other than any Funded Indebtedness which is
               -------------------
to be repaid and discharged by the Company prior to or at the Closing in accordance with Section 7.1(d), the Company does not have any Funded
                --------------
Indebtedness, other than outstanding loans from the Majority Shareholders that will remain the obligations of the Company after Closing.

           (b) Letters of Credit. Other than those listed on Schedule 3.25, the
               -----------------                             -------------
Company has no letters of credit, performance bonds or similar instruments issued on or for its account for the benefit of any of its vendors or otherwise.

           (c) Undisclosed Liabilities. The Company does not have any Material
               -----------------------
liabilities in the aggregate (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected on a company balance sheet or in the notes thereto, except for such liabilities which are accrued or reserved against in the Financial Statements or disclosed in the notes thereto, including without limitation any accounts payable or service liabilities of the Company incurred prior to the Closing Date.

           3.25. Year 2000. All of the Material computer software, computer
                 ---------
firmware, computer hardware (whether general or special purpose), and other similar or related items of automated, computerized, and/or software system(s) that are used or relied on by the Company in the conduct of its business will not malfunction, will not cease to function, will not generate incorrect data, and will not produce incorrect results when processing, providing, and/or receiving (i) date-related data into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries, except for any malfunctions or generations of incorrect data or results that would not individually or in the aggregate have a Material Adverse Effect. The Company has not been engaged in any year 2000 correction consulting work for its customers for which Buyer could have any future liability.

           3.26. Information Furnished. The Company and the Majority
                 ---------------------
Shareholders have made available to Iconixx true and correct copies of all material corporate or stock records of the Company and all material agreements, documents, and other items listed on the Disclosure Schedules to this Agreement or referred to in Article III of this Agreement, and neither this Agreement, the
                  -----------
Disclosure Schedules hereto, nor any written information, instrument, or document delivered to Buyer or Iconixx pursuant to this Agreement contains any untrue statement of a Material fact or omits any Material fact necessary to make the statements herein or therein, as the case may be, not misleading.


                                   ARTICLE IV
              BUYER'S AND ICONIXX'S REPRESENTATIONS AND WARRANTIES

     Except as set forth on the Disclosure Schedules attached hereto (which Disclosure Schedules identify the exception and references the applicable representation so qualified), Buyer and Iconixx jointly and severally represent and warrant to the Majority Shareholders and the Company as follows:

           4.1. Due Organization of Iconixx and Buyer. Iconixx and Buyer are
                -------------------------------------
each a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and each has full corporate power and authority to execute, deliver and perform this Agreement and to carry out the Acquisition.

           4.2. Due Authorization. Iconixx and Buyer have full power and
                -----------------
authority to execute, deliver and perform this Agreement and to carry out and complete the Acquisition. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate action by Iconixx and Buyer and the Agreement has been duly and validly executed and delivered by Iconixx and Buyer and constitutes the valid and binding obligation of each of Iconixx and Buyer, enforceable in accordance with its terms, except for the Equitable Exceptions. The execution, delivery, and performance of this Agreement and the Escrow Agreement (as well as all other instruments, agreements, certificates or other documents contemplated hereby) by Iconixx and Buyer shall not (a) violate any Requirements of Laws or Court Order of any Governmental Body applicable to Iconixx or Buyer their property, (b) violate or conflict with, or permit the cancellation of, or constitute a default under any agreement to which Iconixx or Buyer is a party or by which Iconixx or Buyer or their property is bound, (c) permit the acceleration of the maturity of any indebtedness of, or any indebtedness secured by the property of, Iconixx or Buyer, (d) violate or conflict with any provision of the Certificate of Incorporation or Bylaws of Iconixx or Buyer, or (e) except for such consents, approvals, or registrations as may be required under applicable state securities laws, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any Governmental Body or other third party.

           4.3. No Brokers. Iconixx has engaged at its expense the services of
                ----------
Stanford Keene in connection with the Acquisition. Iconixx has not engaged, or caused to be incurred any liability for which the Company or the Majority Shareholders may be liable to any finder, broker or sales agent in connection with the origin, negotiation, execution, delivery, or performance of this Agreement or the Acquisition.

           4.4. Iconixx Financial Statements. The following financial statements
                ----------------------------
of Iconixx have been delivered to the Company: an unaudited consolidating balance sheet of Iconixx as of December 31, 1999 and unaudited consolidating statement of operations of Iconixx for the three months ended December 31, 1999 (collectively, the "Iconixx Financial Statements"). Copies of the Iconixx Financial Statements are included in Schedule 4.4. To the Knowledge of Iconixx,
                                     ------------
the Iconixx Financial Statements have been prepared in accordance with GAAP except for normal year-end adjustments and the absence of footnotes. The Iconixx Financial Statements fairly present the financial position and results of operations of Iconixx as of the indicated dates and for the indicated periods and are consistent with the books and records of Iconixx (which books and records are correct and complete in all material respects). Since December 31, 1999, Iconixx has not experienced any material adverse change to its assets, properties, Business, operations, liabilities or financial condition (an "Iconixx Material Adverse Change").

           4.5. Capital Stock and Related Matters. As of the Closing and
                ---------------------------------
immediately thereafter, the authorized capital stock of Iconixx shall consist of 100,000,000 shares of stock, of which (i) 150,000 shares shall be designated as Preferred and (ii) 99,850,000 shares shall be designated as Common Stock. The ownership of the issued and outstanding Preferred Stock and the Common Stock are as set forth on the Iconixx Capitalization Schedule provided herewith. As of the
                    -------------------------------
Closing, all of the outstanding shares of Iconixx's capital stock shall be validly issued, fully paid and nonassessable. The Stockholders Agreement, Registration Rights Agreement, Contribution Agreement, Stock Purchase Agreement and similar agreements listed in Schedule 4.5 constitute all the material
                                 ------------
agreements, contracts, understandings or arrangements, other than the Iconixx Stock Option Plan, which govern the ownership, transfer or voting rights of the capital stock of Iconixx.

     4.6. Authorization of the Stock. Iconixx has authorized the issuance and
          --------------------------
sale to the Company of an aggregate of 600,000 shares of Common Stock and 2,220 shares of Preferred Stock, each having the rights and preferences set forth in Iconixx's Certificate of Incorporation attached hereto as Exhibit E.
                                                          ---------

     4.7. Stock Option Plan. Iconixx maintains a stock option plan ("plan"), by
          -----------------
or through which the Majority Shareholders and the Company's employees may become eligible to the extent they become employees of the Buyer to acquire, obtain or receive options to receive, acquire, or obtain shares of Iconixx Common Stock pursuant to this Agreement. Copies of the plan documents have been provided to the Company. With respect to such plan: (i) the plan provides for options which qualify as incentive stock options, as defined by Section 422 of the Code, as well as options that do not so qualify; (ii) the plan is in compliance with all material Requirements of Law; (iii) the plan has been administered in accordance with its governing documents; (iv) neither the plan, nor any fiduciary with respect to the plan, has engaged in any "prohibited transaction" as defined by ERISA other than any transaction subject to a statutory or administrative exemption and (v) there is no litigation, arbitration or disputed claim outstanding with respect to the plan.

     4.8. Claims and Proceedings. There are no claims, actions, suits,
          ----------------------
proceedings, or investigations pending, or, to the Knowledge of Iconixx or Buyer, threatened against or affecting Iconixx or Buyer or any of their properties or assets, at law or in equity, before or by any court, municipality or other Governmental Body that would result in a material adverse effect on Iconixx (an "Iconixx Material Adverse Effect"), other than as disclosed on
Schedule 4.8. To the extent any are disclosed on Schedule 4.8, none of such
------------                                     ------------
claims, actions, suits, proceedings, or investigations will individually or in the aggregate result in an Iconixx Material Adverse Effect. Iconixx or Buyer have not been and are not now, subject to any Court Order, stipulation, or consent of or with any court or Governmental Body that could affect the Acquisition. No inquiry, action or proceeding has been instituted or, to the Knowledge of Iconixx or Buyer, threatened or asserted against Iconixx or Buyer to restrain or prohibit the carrying out of the Acquisition or to challenge the validity of the Acquisition or any part thereof or seeking damages on account thereof. To the Knowledge of Iconixx and Buyer there is no basis for any such valid claim or action.

     4.9. Taxes.
          -----

          (a) All Federal, foreign, state, county and local and other Taxes due from Iconixx or Buyer (or any subsidiary with which Iconixx or Buyer may, if they elect, file a consolidated return) on or before the Closing have been paid and all Tax Returns which are required to be filed by Iconixx or Buyer on or before the date hereof have been filed within the time and in the manner provided by all Requirements of Laws or extensions were timely filed, and all such Tax Returns are true and correct and accurately reflect the Tax liabilities of Iconixx and Buyer in all material respects. For Governmental Bodies with respect to which Iconixx or Buyer file Tax Returns, no such Governmental Body has given Iconixx or Buyer written notification that either such corporation is may be subject to taxation by that Governmental Body that could result in an Iconixx Material Adverse Effect. There are no material Tax liens on any of the property or assets of Iconixx or Buyer.

          (b) Iconixx or Buyer have not made any payments, are not obligated to make any payments, and are each not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Sec. 280G. Iconixx or Buyer have each not been a United States real property holding corporation within the meaning of Code Sec. 897(c)(2) during the applicable period specified in Code Sec. 897(c)(1)(A)(ii). Iconixx or Buyer are each not a party to any Tax allocation or sharing agreement.

          (c) No transaction contemplated by this Agreement is subject to withholding under Code Section 1445 and no transfer taxes, real estate transfer taxes or similar taxes will be imposed upon the sale of Iconixx Stock pursuant to this Agreement.


                                    ARTICLE V
          PRE-CLOSING COVENANTS OF THE COMPANY, ICONIXX, BUYER AND THE
                             MAJORITY SHAREHOLDERS

     5.1. Consents of Others. Prior to the Closing, the Company and the Majority
          ------------------
Shareholders shall use their commercially reasonable best efforts to obtain and to cause the Company to obtain all material authorizations, consents and permits required of the Company and the Majority Shareholders to permit them to consummate the Acquisition. To the extent required to consummate the Acquisition or to ensure that the Contracts shall not be terminated as a result of the Closing, Majority Shareholders shall have obtained the written consent or waiver of any "assignment" type termination rights of any third party to any Contract.

     5.2. Majority Shareholders' Efforts. The Company and the Majority
          ------------------------------
Shareholders shall use all commercially reasonable best efforts to cause all conditions for the Closing to be met.

     5.3. Employees. The Company and the Majority Shareholders shall cause the
          ---------
Company to terminate at or prior to Closing all employees of the Company (the "Employees") and the Buyer (or an Affiliate thereof) shall offer employment to all the Employees, which Employees shall be identified on an "Employee Schedule"
                                                              -----------------
to be delivered by the Company to Buyer immediately upon execution of this Agreement, on terms and conditions substantially similar to their employment by the Company and assume all accrued obligations to such employees to the extent disclosed to Iconixx and reserved for on the Preliminary Closing Balance Sheet; provided that the terms of this Section 5.3 shall not entitle any Employee to
                                -----------
remain in the employment of the Company or the Buyer or affect the right of the Buyer to terminate any Employee at any time, or to establish, modify or terminate any employee benefit plan as defined in Section (3)(3) of ERISA or any benefit under any such plan at any time. The Company shall assume all obligations and liability under Section 4980B of the Code with respect to the Company's current and former employees and their qualified beneficiaries where such employees' or qualified beneficiaries' initial qualifying event occurs on or prior to the Closing Date. The Company shall be responsible for any notices or other obligations required in connection with the termination of any employees' employment hereunder.

     5.4. Conduct of Business Pending Closing. From the date of this Agreement
          -----------------------------------
to the Closing Date:

          (a) Except as otherwise contemplated by this Agreement, or as Iconixx may otherwise consent to in writing, the Company and the Majority Shareholders shall conduct the Business only in the ordinary course and shall not engage in any Material transactions or enter into any Material transaction which would cause a breach of the representations and warranties contained in Article III.
                                                                  -----------

          (b) The Majority Shareholders and the Company shall use their commercially reasonable best efforts to cause the Business to preserve substantially intact its current business organization and present relationships with its customers, vendors, suppliers and employees and to maintain all of its insurance currently in effect.

          (c) The Majority Shareholders and the Company shall give prompt notice to Iconixx of any notice of any Material default received by the Company or the Business subsequent to the date of this Agreement under any Contract or any Material Adverse Change occurring prior to the Closing Date in the operation of the Company or the Business.

          (d) Neither the Company nor the Majority Shareholders, nor any of their representatives, shall solicit, encourage or discuss any Acquisition Proposal (as hereinafter defined) or supply any non-public information concerning the Company or the Business or the Company's assets to any party other than Iconixx or its representatives. As used herein, "Acquisition Proposal" means any proposal other than the Acquisition, for (i) any merger or other business combination involving the Company or the Business, (ii) the acquisition of the Company, a material equity interest in the Company or a material portion of its assets, or (iii) the dissolution or liquidation of the Company.

     5.5. Access Before Closing. Prior to the Closing Date, the Majority
          ---------------------
Shareholders and the Company agree that it will give, or cause to be given, to Iconixx and its representatives, during normal business hours and at Iconixx's expense, reasonable access to the Company's personnel, independent accountants, officers, agents, employees, assets, properties, titles, contracts, corporate or stock minute and other books, records, files and documents of the Company with respect to the Business (including financial, tax basis, budget projections, accountants' work papers and other information as Iconixx may reasonably request) upon 24 hours prior notice. The Majority Shareholders and Iconixx shall mutually agree on the timing and manner of contact with all third parties, including, but not limited to, customers, vendors or suppliers, which contact shall not be unreasonably withheld. Iconixx shall not be given access to any information where the provision of such information would violate a law or regulation applicable to the Company.

                                   ARTICLE VI
                             POST-CLOSING COVENANTS

     6.1. General. In case at any time after the Closing any further action is
          -------
legally necessary or reasonably desirable (as determined by Iconixx and the Majority Shareholders) to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article VIII
                                                               ------------
below). The Majority Shareholders acknowledge and agree that from and after the Closing, the Buyer will be entitled to possession of all documents, books, records, agreements, and financial data of any sort relating to the Company (other than tax or general corporate or stock records or other Excluded Assets), which shall be maintained at the chief executive office of the Buyer; provided, however, that the Majority Shareholders shall be entitled to reasonable access to and to make copies of such books and records at their sole cost and expense and the Buyer will maintain all of the same for a period of at least three (3) years after Closing. Thereafter, the Buyer will offer such documentation to the Majority Shareholders before disposal thereof. The Sellers further agree to convey all rights to any Intellectual Property reasonably related to the Business to the Buyer.

     6.2. Transition. For a period of three (3) years following Closing, the
          ----------
Majority Shareholders will not take any action (or cause any such action to be taken by another Person) that primarily has the effect of discouraging any vendor, lessor, licensor, customer, contractor, subcontractor, supplier, or other business associate of the Company from maintaining the same business relations with the Buyer after the Closing as it maintained with the Company prior to the Closing. For a period of three (3) years following Closing, the Majority Shareholders will refer all customer inquiries relating to the Business to the Buyer.

     6.3. Confidentiality. The Majority Shareholders will treat and hold in
          ---------------
confidence and not disclose all Confidential Information and refrain from using any of the Confidential Information except in connection with this Agreement or otherwise for the benefit of the Company, Buyer or Iconixx for a period of four
(4) years from the date of this Agreement, and deliver promptly to Iconixx or destroy, at the written request and option of Iconixx, all tangible embodiments (and all copies) of the Confidential Information which are in their possession except as otherwise permitted herein. In the event that any Majority Shareholder is requested or required (by oral question or written request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar legal proceeding) to disclose any Confidential Information, such Majority Shareholder will notify the Buyer and Iconixx promptly of the request or requirement.

     6.4. Timothy Meinhardt Covenant Not to Compete. For and in consideration of
          -----------------------------------------
the allocation of $25,000 of the Purchase Price paid to the Company, Timothy Meinhardt covenants and agrees, for a period of 18 months from and after the Closing Date, that he will not, directly or indirectly without the prior written consent of the Buyer, for or on behalf of any entity, engage in any of the activities prohibited by the Consulting and Non-Compete

Agreement in the form of Exhibit F-2 hereto; provided, however, that Timothy
                         -----------
Meinhardt may (i) own less than five percent (5%) of the outstanding stock of any publicly-traded corporation and same shall not be deemed to be in a violation of this Section 6.4 solely by reason thereof, or (ii) engage in those
                  -----------
activities permitted by his Consulting and Non-Compete Agreement.

     6.5. Christopher Clark Employment and Covenant Not to Compete. For and in
          --------------------------------------------------------
consideration of the allocation of $25,000 of the Purchase Price paid to Seller by Buyer, Seller and Christopher Clark each covenants and agrees, for a period of three (3) years from and after the Closing Date, that he will not, directly or indirectly without the prior written consent of Buyer, for or on behalf of any entity or Affiliate:

          (a) become interested or engaged, directly or indirectly, as a shareholder, bondholder, creditor, officer, director, partner, agent, contractor with, employer or representative of, or in any manner associated with, or give financial, technical or other assistance to, any Person, firm or corporation for the purpose of engaging in the Business in competition with Buyer or any of its Affiliates, in respect of customers in the United States;

          (b) enter into any agreement with, service, assist or solicit the business of any customers of Buyer or any of its Affiliates for the purpose of providing any services in the Business to such customers in competition with the Business or similar businesses conducted by Buyer or such Affiliates in respect of customers in the United States or to cause them to reduce or end their business with Buyer;

          (c) hire, retain, or solicit the employment or services of employees, consultants or representatives of Buyer or any of its Affiliates for the purpose of causing them to leave the employment of Buyer or such Affiliates; or

          (d) take any action (or cause any such action to be taken by another Person) that primarily is designed or intended to have the effect of discouraging any vendor (including without limitation any software company), lessor, licensor, customer, supplier, or other business associate of the Business from maintaining the same business relations with Buyer after the Closing as it maintained with Seller prior to the Closing;

     provided, however, that Christopher Clark may own less than five percent (5%) of the outstanding stock of any publicly-traded corporation and same shall not be deemed to be in a violation of this Section 6.5 solely by reason thereof,
                                           -----------
further provided that Christopher Clark may (i) own stock in, and serve as a director of IIS Systems, Inc., and (ii) own a controlling membership interest in Pizza.com, L.L.C., without breaching any obligation hereunder.

     6.6. Access to Records After Closing. After the Closing Date, Buyer on the
          -------------------------------
one hand and Seller and the Majority Shareholders on the other agree that they will give, or cause to be given, to the other party, its successors and its representatives, during normal business hours and at the requesting party's expense, such reasonable access to the properties, titles, contracts, books, records, files and documents (but excluding attorney work product or other privileged communications) of Buyer (to the extent Buyer's records are the records, materials and data transferred to Buyer from Seller pursuant to this Agreement) or Seller, as the case may be, as is reasonably necessary to allow the requesting party to obtain information in the other party's possession with respect to any claims, demands, audits, suits or matters of a similar nature made by or against the requesting party as the previous or new owner and operator of the Business, as the case may be, and to make copies of such information to the extent reasonably necessary. Buyer agrees that it will not dispose of or destroy any of such records for five (5) years after the Closing Date without first offering to turn over possession thereof to Seller and Majority Shareholder by written notice to Seller and Majority Shareholder at least 30 days prior to the proposed date of any such disposition or destruction.

     6.7. Assignment of Contracts. Anything in this Agreement to the contrary
          -----------------------
notwithstanding, this Agreement shall not constitute an agreement to assign or otherwise transfer any Contract or any rights thereunder, if an attempted assignment or transfer thereof would constitute a breach thereof, would be ineffective or would violate any applicable law without the consent of a third party to such assignment or transfer. Until such consent or waiver has been obtained, Buyer shall make all reasonable efforts to perform in Seller's name all of Seller's obligations under any such Contract for which any such consent has not been obtained. Seller shall cooperate with Buyer in any reasonable arrangement designed to provide for Buyer all of the benefits, and to have Buyer assume the burdens, liabilities, obligations and expenses under all such Contracts. At Buyer's request, Seller shall, at Buyer's sole cost and expense, take all reasonable efforts requested by Buyer to enforce, for the benefit of Buyer, any and all rights of Seller under any such Contract not otherwise transferred pursuant to the provisions of this Agreement. Seller hereby authorizes Buyer to perform and Buyer hereby agrees to perform all of Seller's obligations after the Closing under all such contracts. Seller agrees to remit promptly to Buyer all collections or payments received by Seller in respect of all such Contracts, and shall hold all such collections or payments for the benefit of, and promptly pay the same over to, Buyer; provided, however, that nothing herein shall create or provide any rights or benefits in or to third parties.

     6.8. Change of Name. Seller agrees to promptly change its name following
          --------------
the Closing to a name which does not contain the words "Internet Information Services" or any variations thereof.

     6.9. Litigation Support. In the event and for so long as any party is
          ------------------
actively contesting or defending against any claim, suit, action or charge, complaint, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, circumstance, status, condition, activity, practice, occurrence, event, action, failure to act, or transaction on or prior to the Closing Date involving the Company, Buyer or the Business, each of the other parties will cooperate and make reasonably available themselves or their personnel, as applicable, and provide such reasonable testimony and access to their books and records as shall be necessary in connection with the contest or defense.

     6.10. Audits. Following the Closing, the Majority Shareholders shall use
           ------
their best efforts to cause the Company, at the Buyer's expense, to deliver, or cause to be delivered, to

Iconixx an unqualified and unmodified audit report of Arthur Andersen, L.L.P. or other reputable independent accounting firm on the balance sheet of the Company as of the Closing Date in connection with the preparation of the Audited Closing Financial Statements and audited statements of operations and cash flows of the Company with respect to the periods January 1, 2000 through the Closing Date and for any prior fiscal years in 1999, 1998 and 1997, which reports shall be without limitation as to the scope of the audit. The Majority Shareholders, in their capacities as officers and directors of the Company during such periods, shall provide all management letters, reports or representations reasonably requested by such auditors in connection with such audits.

     6.11. Minimum Cash as of the Closing. At the Closing, the Company shall
           ------------------------------
maintain a level of cash and cash equivalents equal to at least $50,000. The Purchase Price payable at Closing will be reduced by the amount by which the Company's cash and cash equivalents are less than $50,000 at Closing (the "Minimum Cash Deficit"). The above adjustment is in addition to, and not included in, any downward adjustment made at Closing pursuant to Section 2.9.
                                                                 -----------
The parties agree that in no event will a Minimum Cash Deficit result in any upward adjustment pursuant to Section 2.9.
                              -----------

     6.12. Iconixx's Stock Options. At or shortly following the Closing, Iconixx
           -----------------------
will grant stock options for the purchase of Common Stock under its stock option plan in the aggregate amount of 300,000 shares to certain employees of the Company who accept employment with the Buyer at Closing. The Iconixx stock options shall be exercisable at the fair market value per share of the Common Stock on the date of grant as reasonably determined by Iconixx. The terms of such stock options shall generally be for ten years from the date of grant, subject to Iconixx's customary four year annual vesting requirements, and shall otherwise be on the same terms and conditions applicable to all stock options granted to key executives and employees of Iconixx and its subsidiaries.

     6.13. Disposition of Company Benefit Plans.
           ------------------------------------

          (a) The Company's 401(k) plan shall be an Excluded Asset hereunder and not assumed by Buyer.

          (b) The Company's cafeteria plan that permits employees to pay health insurance premiums and to pay medical expenses on a pre-tax basis shall be an Excluded Asset hereunder and not assumed by Buyer.


                                   ARTICLE VII
           CONDITIONS TO OBLIGATIONS OF PARTIES TO CONSUMMATE CLOSING

     7.1. Conditions to Iconixx's and Buyer's Obligations. The obligation of
          -----------------------------------------------
Iconixx and Buyer under this Agreement to consummate the Closing is subject to the conditions that:

          (a) Covenants, Representations and Warranties. The Company and the
              -----------------------------------------
Majority Shareholders shall have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by each of them prior to or at the Closing Date. The representations and warranties of the Company and the Majority Shareholders set forth in this Agreement shall be accurate in all material respects at and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

          (b) Consents. All statutory requirements for the valid consummation by
              --------
the Company and the Majority Shareholders of the Acquisition shall have been fulfilled and all required authorizations, consents and approvals, including those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation of the Acquisition shall have been obtained in form and substance reasonably satisfactory to Iconixx unless such failure could not reasonably be expected to have a Material Adverse Effect. All approvals of the Board of Directors and the Majority Shareholders of the Company necessary for the consummation of this Agreement and the Acquisition shall have been obtained.

          (c) Leases. Each of the material Leases shall provide that the Company
              ------
is the lessee and if required under the terms of a given lease, any consent required in connection with the Acquisition contemplated by this Agreement shall have been obtained, and copies of such Leases (and any assignments pursuant to which any of such Leases have been assigned to the Buyer prior to the Closing
Date) shall have been provided to Iconixx.

          (d) Discharge of Indebtedness and Liens; Majority Shareholder Loans.
              ---------------------------------------------------------------
The Majority Shareholders and the Company shall have provided for the payment in full by the Company of all Funded Indebtedness of the Company at the Closing or the Purchase Price will be reduced proportionately by the amount that such Funded Indebtedness exceeds $0 as of the Closing Date. Such Funded Indebtedness, if any, as of December 31, 1999, is listed on Schedule 7.1(d) hereto. The
                                              ---------------
Company shall have also provided for the termination of all Encumbrances of record on the properties of the Company or the Business, except for Permitted Exceptions. All liens or UCC filings against the Company or Affiliates of the Company which are engaged in the Business, shall have been terminated as of the Closing.

          (e) Transfer Taxes. The Company and Majority Shareholders shall be
              --------------
responsible for all transfer or gains taxes imposed on the shareholders incurred in connection with this Agreement.

          (f) Documents to be Delivered by the Majority Shareholders and the
              --------------------------------------------------------------
Company. The following documents shall be delivered at the Closing by the
-------
Majority Shareholders and the Company:

              (i)   Escrow Agreement. The Majority Shareholders and the Company
                    ----------------
          shall have delivered to Iconixx and Buyer at the Closing the duly executed Escrow Agreement in substantially the form attached hereto as Exhibit A.
          ---------

              (ii)  Opinion of the Company's and the Majority Shareholders'
                    -------------------------------------------------------
          Counsel. Iconixx and Buyer shall have received an opinion of counsel
          -------
          to the Company and the Majority Shareholders, dated the Closing Date, in substantially the same form as the form of opinion that is Exhibit
                                                                        -------
          G hereto.
          -

              (iii) Certificates. Iconixx and Buyer shall have received an
                    ------------
          officer's certificate and a secretary's certificate of the Company executed by officers of the Company, dated the Closing Date, in a form mutually agreed upon by Iconixx and the Majority Shareholders.

              (iv)  Conveyance Documents. Such instruments of sale, transfer,
                    --------------------
          assignment, conveyance and delivery (including all vehicle titles), in form and substance reasonably satisfactory to counsel for Buyer (including, without limitation, the General Assignment, Bill of Sale and Assumption Agreement in substantially the form attached hereto as Exhibit B (the "Bill of Sale, Assignment and Assumption Agreement"),
          ---------
          as are required in order to transfer to Buyer good and marketable title to the Purchased Assets, free and clear of all liens, charges, security interests and other encumbrances except as provided herein.

              (v)   Resolutions. A certified copy of resolutions of Seller's
                    -----------
          Board of Directors authorizing the execution, delivery and consummation of this Agreement and the transactions contemplated hereby.

              (vi)  UCC Matters. UCC termination statements and other applicable
                    -----------
          documentation necessary to release any interest of any third party in the Purchased Assets.

              (vii) Clark and Meinhardt Agreements. Christopher Clark shall have
                    ------------------------------
          duly executed and delivered the Employment Agreement in substantially the same form attached as Exhibit F-1 hereto, pursuant to which he
                                    -----------
          will be employed by the Buyer following the Closing. Timothy Meinhardt shall have duly executed and delivered the Noncompete Agreement in substantially the form attached as Exhibit F-2 hereto.
                                             -----------

          (g) Iconixx Equity Arrangements. Joinders to the Equity Agreements
              ---------------------------
shall have been executed and delivered by the Company.

          (h) Financing. Iconixx shall have obtained the approval of its senior
              ---------
lenders to the Acquisition.

     7.2. Conditions to the Majority Shareholders' and the Company's
          ----------------------------------------------------------
Obligations. The obligation of the Majority Shareholders and the Company under
-----------
this Agreement to consummate the Closing is subject to the conditions that:

          (a) Covenants, Representations and Warranties. Iconixx and Buyer shall
              -----------------------------------------
have performed in all material respects all obligations and agreements and complied in all material respects with all covenants contained in this Agreement to be performed and complied with by Iconixx and/or Buyer prior to or at the Closing and the representations and warranties of Iconixx and Buyer set forth in
Article IV hereof shall be accurate in all material respects, at and as of the
----------
Closing Date, with the same force and effect as though made on and as of the Closing Date.

          (b) Consents. All statutory requirements for the valid consummation by
              --------
Iconixx and Buyer of the Acquisition shall have been fulfilled and all required authorizations, consents and approvals, including those of all federal, state, local and foreign governmental agencies and regulatory authorities required to be obtained in order to permit the consummation by Iconixx or Buyer of the Acquisition shall have been obtained unless such failure shall not have a Material Adverse Effect on the Business.

          (c) Documents to be Delivered by Iconixx and Buyer. The following
              ----------------------------------------------
documents shall be delivered at the Closing by Iconixx and Buyer:

              (i)   Escrow Agreement. Iconixx and Buyer shall have delivered to
                    ----------------
     the Majority Shareholders at the Closing the duly executed Escrow
     Agreement.

              (ii)  Employment Agreements. Iconixx shall have caused the Buyer
                    ---------------------
     to duly execute and deliver an Employment Agreement with Christopher Clark in substantially the same form attached as Exhibit F-1 hereto, pursuant to
                                                -----------
     which Mr. Clark will be employed by the Buyer following the Closing.

              (iii) Certificates. Iconixx and Buyer shall have delivered an
                    ------------
     officer's certificate and a secretary's certificate of Iconixx and Buyer executed by officers of Iconixx and Buyer, dated the Closing Date, in a form mutually agreed upon by Iconixx and the Majority Shareholders.

          (d) Company Equity Arrangements. The Equity Agreements shall have been
              ---------------------------
executed and delivered by the respective parties thereto.

          (e) Payments to the Seller. The Seller shall have received the
              ----------------------
Purchase Price payable at Closing for the Purchased Assets.

          (f) Opinion of Counsel for Iconixx and Buyer. The Company and the
              ----------------------------------------
Majority Shareholders shall have received an opinion of counsel for Iconixx and Buyer dated as of the Closing Date in substantially the same form as Exhibit H hereto.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     8.1. Indemnification by the Majority Shareholders. Except as provided in
          --------------------------------------------
Section 8.6, the Company and the Majority Shareholders agree to jointly and
-----------
severally indemnify and hold harmless Iconixx and the Buyer and each officer, director, and Affiliate of Iconixx and the Buyer, including, without limitation, First Union Bank, N.A. and Bank of America, N.A. and their successors and assigns, and any successor of the Buyer or Iconixx as provided in Section 10.5
                                                                  ------------
hereof (collectively, the "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, demands, charges, suits, penalties, costs and expenses (including court costs and reasonable attorneys' fees and expenses incurred in investigating and preparing for any litigation or proceeding) (collectively, the "Indemnifiable Costs"), which any of the Indemnified Parties may sustain, or to which any of the Indemnified Parties may be subjected, arising out of (A) any misrepresentation, breach or default by the Majority Shareholders or the Company of or under any of the representations, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith; (B) any downward Net Working Capital Adjustment not paid to the Buyer pursuant to a reduction of the Escrow Sum; (C) cost of any brokerage or other transaction fees liability, if any, owed to the Updata Capital, Inc.; (D) any customer claims involving pre-Closing services or products of the Company for breach of warranty, product liability or customer service remediation, including claims for consequential damages, to the extent not reserved for in the Company's Financial Statements; (E) any Excluded Liabilities (including, without limitation, any liability arising out of any matter disclosed in Schedule 3.16 hereto); and (F) any failure of the Company to
                    -------------
obtain any landlord or customer or supplier consents to the Acquisition contemplated hereby required under the terms of any leases of the Company's real property or any Contracts.

     8.2. Defense of Claims. If any legal proceeding shall be instituted, or any
          -----------------
claim or demand made by a third Person, against any Indemnified Party in respect of which the Majority Shareholders or the Company may be liable hereunder, such Indemnified Party shall give prompt written notice thereof to the Company and the Majority Shareholders and, except as otherwise provided in Section 8.4
                                                               -----------
below, the Majority Shareholders shall have the right to defend at their expense any litigation, action, suit, demand, or claim for which an Indemnified Party may seek indemnifications, and such Indemnified Party shall extend reasonable cooperation in connection with such defense, and the Majority Shareholders shall incur any actual out-of-pocket expenses of the Indemnified Party reasonably incurred in connection with such cooperation. In the event the Majority Shareholders fail or refuse to defend the same within a reasonable length of time, the Indemnified Parties shall be entitled to assume the defense thereof, and the Majority Shareholders shall be jointly and severally liable to repay the Indemnified Parties for all reasonably incurred Indemnifiable Costs. If the Majority Shareholders shall not have the right to assume the defense of any litigation, action, suit, demand, or claim in accordance with the preceding sentence, the Indemnified Parties shall, at the Majority Shareholders' expense, have the absolute right to control the defense of such litigation, action, suit, demand, or claim, but the Majority Shareholders shall be entitled, at their own expense, to participate in such litigation, action, suit, demand, or claim. The party controlling any defense pursuant to this Section 8.2 shall deliver, or cause to be delivered to the other party,
     -----------
copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such litigation, action, suit, demand or claim, and timely notice of any hearing or other court proceeding relating to such litigation, action, suit, demand or claim. Notwithstanding the forgoing, in no event will the party controlling any defense pursuant to this Section 8.2 settle any litigation,
                                         -----------
action, suit, demand or claim without the prior written consent of the non-controlling party, such consent not to be unreasonably withheld, conditioned, or delayed unless such settlement provides for the unqualified, absolute and complete release of all claims against the non-controlling party and results in no monetary or equitable liability to the non-controlling party.

     8.3. Escrow Claim. If any claim for indemnification is made by an
          ------------
Indemnified Party pursuant to this Article VIII prior to the expiration of the
                                   ------------
Escrow Period, such Indemnified Party shall first apply to the Escrow Agent provided in Section 2.7 of this Agreement for reimbursement of such claim in
            -----------
accordance with the provisions of the Escrow Agreement provided, however, the Escrow Sum is not intended to be an exclusive remedy in the event Iconixx or the Buyer has indemnification claims hereunder which exceed such amount. In the event that the Iconixx claims against the Escrow Sum exceed the amount of any Indemnifiable Costs (as finally determined), Iconixx shall be responsible to the Majority Shareholders for such sums which should not have been subject to such claim, together with interest earned on the Escrow Sum, if any.

     8.4. Tax Audits, Etc. In the event of an audit of a Tax Return of the
          ---------------
Company with respect to which an Indemnified Party might be entitled to indemnification pursuant to this Article VIII, the Majority Shareholders and the
                                 ------------
Company shall jointly control any and all such audits which may result in the assessment of additional Taxes against the Company or Buyer and any and all subsequent proceedings in connection therewith, including appeals. The Majority Shareholders and Iconixx shall cooperate fully in all matters relating to any such audit or other Tax proceeding (including according access to all records pertaining thereto), and will execute and file any and all consents, powers of attorney, and other documents as shall be reasonably necessary in connection therewith. If additional Taxes are payable by Buyer for which it is entitled to indemnification hereunder, as a result of any such audit or other proceeding, the Majority Shareholders shall be severally responsible for and shall promptly pay all Taxes, interest, and penalties for which any of the Indemnified Parties shall be entitled to indemnification.

     8.5. Indemnification of Majority Shareholders. Iconixx and Buyer agree to
          ----------------------------------------
jointly and severally indemnify and hold harmless the Majority Shareholders and the Company and each officer, director, shareholder or Affiliate of the Company, from and against any Indemnifiable Costs arising out of any misrepresentation, breach or default by Iconixx or Buyer of or under any of the representations, covenants, agreements or other provisions of this Agreement or any agreement or document executed in connection herewith.

     8.6. Limits on Indemnification. All Indemnifiable Costs sought by any party
          -------------------------
hereunder shall be net of any insurance proceeds received by such Person with respect to such claim (less the present value of any premium increases occurring as a result of such claim). Except for any claims for breach of the representations, warranties and covenants of the Company and the Majority Shareholders under Sections 3.1, 3.2, 3.3, 3.4, 3.6, 3.14, 3.17 or Article VI
                   -------- ---  ---  ---  ---  ---  ----  ----    ----------
hereof (the indemnification for which shall expire on the expiration of the applicable statute of limitations or, in the case of covenants in Article VI
                                                                  ----------
which have a specific expiration date, as of such date, and if so made, such claims, and all Indemnifiable Costs incurred thereafter, shall continue after such date until finally resolved), the right to make claims for indemnification provided under this Article VIII (other than claims for Excluded Liabilities or
                    ------------
for claims for breaches of covenants) shall expire on the second anniversary of the Closing Date (except for any claims for Indemnifiable Costs made prior to such date which claims shall continue after such date until finally resolved). The Majority Shareholders shall not be obligated to pay any amounts for indemnification under this Article VIII until the aggregate indemnification
                           ------------
obligation sought by Iconixx or Buyer hereunder exceeds $60,000, whereupon the Majority Shareholders shall be liable for all amounts for which indemnification may be sought. The Company and the Majority Shareholders shall be jointly and severally liable for all indemnification claims of Iconixx or Buyer, provided, however, that in the absence of fraud by a Majority Shareholder, such Majority Shareholder's aggregate indemnification of Iconixx or Buyer shall be limited to his, her or its proportionate share of the Purchase Price. Neither Iconixx nor the Buyer shall be obligated to pay any amounts for indemnification under this
Article VIII until the aggregate indemnification obligation sought by the
------------
Majority Shareholders and the Company hereunder exceeds $60,000, whereupon Iconixx and the Buyer shall be liable for all amounts for which indemnification may be sought. Notwithstanding the foregoing, in no event shall the aggregate liability of (A) Iconixx or Buyer to the Majority Shareholders and the Company for breach of representations and warranties under Article IV exceed $3,000,000;
                                                   ----------
and (B) the Majority Shareholders and the Company to Iconixx or Buyer for breach of representations and warranties exceed $13,000,000; provided, however, that such amount under this clause (B) shall be reduced to $6,500,000 for all claims made on or after 60 days after the final completion of the audit of the Buyer's financial statements for the fiscal year ending December 31, 2000. Notwithstanding the foregoing, the indemnity limitations contained in the preceding sentence shall not include and shall not limit any claims for the breaching of the representations and warranties of the Company and Majority Shareholders under Sections 3.1, 3.2, 3.3, 3.4, 3.5, 3.6, 3.12 (to the extent
                   ------------  ---  ---  ---  ---  ---  ----
such claims relate to OSHA violations), 3.14 and 3.17 or any breach of Sections
                                        ----     ----                  --------
8.1(B) or (E), all of which claims together shall not exceed the Purchase Price.
------    ---
However nothing in this Article VIII shall limit Iconixx, Buyer, the Company or
                        ------------
the Majority Shareholders in exercising or securing any remedies provided by applicable statutory or common law with respect to the fraudulent conduct of the Company, Majority Shareholders, Buyer or Iconixx in connection with this Agreement or in the amount of damages that it can recover from the other in the event that Iconixx or the Majority Shareholders successfully prove intentional fraud or intentional fraudulent conduct in connection with this Agreement. Other than as set forth in the preceding sentence, the indemnification provided for in this Section VIII is intended to be the exclusive monetary remedy of Iconixx,
     ------------
Buyer, the Company or the Majority Shareholders with regard to the Acquisition contemplated by this Agreement.

                                   ARTICLE IX
                                   TERMINATION

     9.1. Termination. This Agreement may be terminated at any time prior to the
          -----------
Closing:

          (a) by the mutual written consent of all parties hereto;

          (b) in writing by Iconixx and the Buyer, if the Company or any of the Majority Shareholders has breached in any material respect any representation, warranty or covenant contained in this Agreement, and in each case such breach has not been remedied within fifteen (15) business days after receipt of written notice specifying such breach and demanding such breach to be remedied; or

          (c) in writing by the Majority Shareholders and the Company, if Iconixx or the buyer has breached in any material respect any representation, warranty or covenant contained in this Agreement, and in each case such breach has not been remedied within fifteen (15) business days after receipt of written notice specifying such breach and demanding such breach to be remedied; or

          (d) in writing by the Majority Shareholders and the Company, on the one hand, or Iconixx and the Buyer, on the other hand, in the event the Closing has not occurred on or before March 31, 2000, unless the failure of such consummation or the failure to satisfy such condition, as applicable, shall be due to a breach of any representation or warranty made by the party or parties seeking to terminate this Agreement or the failure of such party or parties to comply in all material respects with the agreements and covenants contained herein to be performed by such party or parties.

     9.2. Effect of Termination. If the Acquisition is terminated pursuant to
          ---------------------
Section 9.1 by notice in writing to the non-terminating party or parties, this
-----------
Agreement shall become void and of no further force and effect, except that (a) such termination shall not relieve (i) any party from its covenants in respect of confidentiality contained in Section 6.3 and (ii) any party then in breach of
                                -----------
any representation, warranty, covenant or agreement contained in this Agreement from liability in respect of such breach and (b) Sections 10.4 and 10.7 shall
                                                 -------------     ----
survive termination of this Agreement.


                                    ARTICLE X
                                  MISCELLANEOUS

     10.1. Modifications. Any amendment, change or modification of this
           -------------
Agreement shall be void unless in writing and signed by all parties hereto. No failure or delay by any party hereto in exercising any right, power or privilege hereunder (and no course of dealing between or among any of the parties) shall operate as a waiver of any such right, power or privilege. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No single or partial exercise of any such right, power or privilege shall preclude the further or full exercise thereof.

     10.2. Notices. All notices and other communications hereunder shall be in
           -------
writing and shall be deemed to have been duly given when personally delivered, or 48 hours after deposited in the United States mail, first-class, postage prepaid, or by facsimile addressed to the respective parties hereto as follows:

     Iconixx or Buyer:
     ----------------

               Iconixx Corporation
               8300 Boone Boulevard
               Suite 250
               Vienna, VA  22182
               Attention: Graham B. Perkins
                          Jason H. Levine
               Fax No.:   (703) 790-9033
               Tel No.:   (703) 790-9008

     With a copy to:
     --------------

               Thayer Equity Investors IV, L.P.
               1455 Pennsylvania Avenue, N.W.
               Suite 350
               Washington, D.C.  20004
               Attention: Robert Michalik
               Fax No.:   (202) 371-0391
               Tel No.:   (202) 371-0150

     and to:
     ------

               Hogan & Hartson L.L.P.
               Columbia Square
               555 Thirteenth Street, N.W.
               Washington, D.C.  20004-1109
               Attention: Christopher J. Hagan, Esq.
               Fax No.:   (202) 637-5910
               Tel No.:   (202) 637-5600

     The Company or the Majority Shareholders:
     ----------------------------------------

         c/o   Internet Information Services, Inc.
               7979 Old Georgetown Road
               Second Floor
               Bethesda, MD  20814
               Attention: Christopher Clark
               Fax No.:   (301) 718-2944
               Tel No.:   (301) 718-1770

     With a copy to:
     --------------

               Simon, Turnbull & Martin
               2000 Pennsylvania Avenue, N.W.
               Suite 4600
               Washington, D.C.  20006-1812
               Attention: Jeffrey L. Squires, Esq.
               Fax No.:   (202) 785-2273
               Tel No.:   (202) 785-2202

     and to:
     ------

               Reed Smith Shaw & McClay
               Suite 1100 East Tower
               1301 K Street, N.W.
               Washington, D.C. 20005
               Attention: Douglas Spaulding, Esq.
               Fax No.:   (202) 414-9299
               Tel No.:   (202) 414-9200

or to such other address as to any party hereto as such party shall designate by like notice to the other parties hereto.

     10.3. Counterparts; Facsimile Transmission. This Agreement may be executed
           ------------------------------------
in several counterparts, each of which shall be deemed an original but all of which counterparts collectively shall constitute one instrument, and in making proof of this Agreement, it shall never be necessary to produce or account for more than one such counterpart. Signatures of a party to this Agreement or other documents executed in connection herewith which are sent to the other parties by facsimile transmission shall be binding as evidence of acceptance of the terms hereof or thereof by such signatory party, with originals to be circulated to the other parties in due course.

     10.4. Expenses. Each of the parties hereto will bear all costs, charges and
           --------
expenses incurred by such party in connection with this Agreement and the consummation of the

Acquisition, provided, however, that the Majority Shareholders shall bear all costs and expenses of (i) any broker involved in this transaction on behalf of the Majority Shareholders or the Company and (ii) all legal and other expenses of the Majority Shareholders or the Company with respect to this Agreement and the Acquisition; provided, however, that the Company may bear such costs so long as no Net Working Capital Adjustment or Minimum Cash deficit would occur.

     10.5. Binding Effect; Assignment. This Agreement shall be binding upon and
           --------------------------
inure to the benefit of the Company, Iconixx, Buyer and the Majority Shareholders, their heirs, representatives, successors, and permitted assigns, in accordance with the terms hereof. This Agreement shall not be assignable by the Company or the Majority Shareholders without the prior written consent of Iconixx. This Agreement shall be assignable by Iconixx and/or the Buyer to either (a) any lender providing financing to Iconixx or the Buyer (but only with respect to Iconixx's or Buyer's rights under Article II and Article VIII hereof)
                                             ----------     ------------
or (b) any Affiliate of Iconixx, provided Iconixx remains liable, in each case without the prior written consent of the Majority Shareholders. In addition, following the Closing, Iconixx or the Buyer may assign any or all of its rights hereunder, without the consent of the Majority Shareholders, in connection with any sale of all or substantially all of the assets, capital stock, partnership interests or business of the Buyer or Iconixx (whether effected by sale, exchange, merger, consolidation or other transaction) and provided the acquiring party shall assume all of Iconixx's or the Buyer's obligations hereunder.

     10.6. Entire and Sole Agreement. This Agreement and the other schedules and
           -------------------------
agreements referred to herein, constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof.

     10.7. Governing Law. This Agreement and its validity, construction,
           -------------
enforcement, and interpretation shall be governed by the substantive laws of the State of Maryland, without giving effect to the principles of conflicts of laws thereof.

     10.8. Survival of Representations, Warranties and Covenants. Regardless of
           -----------------------------------------------------
any investigation at any time made by or on behalf of any party hereto or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties and the related indemnities made hereunder or pursuant hereto or in connection with the Acquisition shall survive the Closing for a period ending on the second anniversary of the Closing Date, provided that
(a) the representations and warranties contained in Section 3.14 and Section
                                                    ------------     -------
3.17 of this Agreement, and the related indemnities, shall survive the Closing
----
until the expiration of the applicable statutes of limitations for determining or contesting Tax liabilities including any extension of such periods plus sixty
(60) days, (b) the representations, warranties and covenants contained in Sections 3.1, 3.2, 3.3, 3.4, 3.5, and 3.6 and Sections 4.1, 4.2, 4.5 and 4.6 and
------------  ---  ---  ---  ---      ---     -------- ---  ---  ---     ---
the indemnities contained in Sections 8.1(C) and 8.1(E), and 8.5 of this
                             ---------------     ------      ---
Agreement, and the related indemnities, shall survive the Closing indefinitely and not expire, (c) all covenants in this Agreement which have an expiration date contained therein shall expire as of such date and

(d) all other covenants in this Agreement which do not have an expiration date shall expire upon the expiration of the applicable statutes of limitation.

     10.9. Invalid Provisions. If any provision of this Agreement is deemed or
           ------------------
held to be illegal, invalid or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid or unenforceable there shall be added hereto automatically a provision as similar as possible to such illegal, invalid or unenforceable provision and be legal, valid and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

     10.10. Public Announcements. Neither the Majority Shareholders nor the
            --------------------
Company (pre-Closing) shall make any public announcement of the Acquisition without the prior written consent of Iconixx, which consent shall not be unreasonably withheld.

     10.11. Remedies Cumulative. The remedies of the parties under this
            -------------------
Agreement are cumulative and shall not exclude any other remedies to which any party may be lawfully entitled.

     10.12. Third Parties. Except as specifically set forth or referred to
            -------------
herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties hereto and their permitted successors or assigns, any rights or remedies under or by reason of this Agreement.

     10.13. No Strict Construction. The parties hereto have participated jointly
            ----------------------
in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     10.14. Disclosure Schedules. An item disclosed in any part of the
            --------------------
Disclosure Schedules attached hereto shall be deemed disclosed in response to other applicable Disclosure Schedules sections to the extent such disclosure is either expressly cross-referenced therein or such disclosure is clearly evident and, in the mind of a reasonable buyer, such disclosure would, based on the description of such disclosure, clearly relate to such other section of the Disclosure Schedule.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date and year first above written.

                           THE COMPANY:
                           -----------

                           INTERNET INFORMATION SERVICES, INC.


                           By:   /s/ Christopher Clark
                                 -----------------------------------------------
                                 Christopher Clark
                                 President and Chief Executive Officer

                           MAJORITY SHAREHOLDERS:
                           ---------------------


                           /s/ Christopher Clark
                           -----------------------------------------------------
                           Christopher Clark


                           /s/ Timothy I. Meinhardt
                           -----------------------------------------------------
                           Timothy I. Meinhardt


                           BUYER:
                           -----

                           ICONIXX WEB DEVELOPMENT, INC.


                           By:   /s/ Jason H. Levine
                                 -----------------------------------------------
                                 Name:  Jason H. Levine
                                 Title: Vice President and Assistant Secretary

                           ICONIXX:
                           -------

                           ICONIXX CORPORATION


                           By:   /s/ Graham B. Perkins
                                 -----------------------------------------------
                                 Name:  Graham B. Perkins
                                 Title: Vice President and Secretary

                                     -47-